UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITRIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2007

Annual Meeting

and Proxy Statement

One East Wacker Drive • Chicago, Illinois 60601

One East Wacker Drive

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 2, 2007

The 2007 Annual Meeting of Shareholders of Unitrin, Inc. (the “Company” or “Unitrin”) will be held at 10:00 a.m. on Wednesday, May 2, 2007, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. Attendees providing proper identification will be directed to the meeting room. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors;

(2)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2007; and

(3)	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors has fixed March 12, 2007 as the record date for determining shareholders entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of registered shareholders as of the close of business as of March 12, 2007 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 2, 2007 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors.

Scott Renwick

Secretary

Chicago, Illinois

March 26, 2007

Important: Whether or not you plan to attend the Annual Meeting, please complete, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. If you are a registered shareholder, you may also give a proxy by telephone or through the Internet by following the instructions printed on your proxy card.

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PROXY STATEMENT FOR THE

2007 ANNUAL MEETING OF SHAREHOLDERS

The Company’s Board of Directors is furnishing you with this Proxy Statement to solicit proxies to be voted at the 2007 Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on Wednesday, May 2, 2007, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 26, 2007 to all shareholders entitled to vote at the 2007 Annual Meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

What is a proxy?

A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated our Chairman, Richard C. Vie, our President and Chief Executive Officer, Donald G. Southwell, and our Executive Vice President and Chief Financial Officer, Eric J. Draut, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?

A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

On what am I being asked to vote?

Shareholders will vote on the following two proposals at the Annual Meeting:

1.	Election of Directors (see pages 12-15 for a list of the Director Nominees); and

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2007.

Who can vote?

You are entitled to vote at the Annual Meeting if you owned Unitrin common stock at the close of business on March 12, 2007. This date is called the record date.

How many shares of Unitrin stock are eligible to be voted at the Annual Meeting?

At the close of business on the record date, there were 66,920,288 shares of Unitrin common stock issued and outstanding. Accordingly, 66,920,288 shares of Unitrin common stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on March 12, 2007.

How many votes do I have?

Each share of Unitrin common stock that you owned on the record date entitles you to one vote. Your proxy card indicates the number of shares of Unitrin common stock that you owned on March 12, 2007 which are eligible to be voted at the Annual Meeting.

How do I give a proxy to vote my shares?

How you give a proxy to vote your shares depends on whether you hold your shares of Unitrin common stock (i) as a “registered shareholder” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Registered shareholders: If you hold your shares of Unitrin common stock as a registered shareholder (or through the Company’s employee 401(k) savings plan), you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date the enclosed proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 11:59 p.m. Eastern Daylight Saving Time on Tuesday, May 1, 2007;

•	Access the proxy voting website identified on the proxy card and follow the instructions no later than 11:59 p.m. Eastern Daylight Saving Time on Tuesday May 1, 2007; or

•	Attend the Annual Meeting in person and deliver a signed proxy or ballot to one of the ushers when requested to do so.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 11:59 p.m. Eastern Daylight Saving Time on the day before the Annual Meeting. The reason for this cut- off is to allow for the timely assembly and tabulation of telephonic and internet voting instruction data.

Shares held in street name: If you hold your shares of Unitrin common stock in street name through an institution, the institution generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

How will my proxy be voted?

If you properly sign your proxy card and timely send it to Computershare, or timely deliver your voting instructions by telephone or over the Internet, the individuals designated as proxies on the proxy card will be authorized to vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or to “WITHHOLD” authority to vote for each director nominee. With respect to Proposal 2, you are given the choice of voting “FOR” or “AGAINST,” or to “ABSTAIN” from voting.

If you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” all of the director nominees in Proposal 1, and “FOR” Proposal 2.

What is the effect of marking the proxy card to withhold authority in the election of directors?

A proxy card that has been marked “WITHHOLD” with respect to one or more director nominees will be considered as part of the voting power present with respect to the election of directors and will have the effect of a vote against any such nominees.

What is the effect of marking the proxy card to abstain from voting on Proposal 2?

A proxy card marked “ABSTAIN” from voting on Proposal 2 will be treated as present for purposes of determining a quorum and counted as votes cast against the proposal.

What are broker non-votes and how might they affect voting?

Broker non-votes can occur in some instances when a stockbroker holding securities in street name for its customer does not receive voting instructions from the customer. In these cases, the applicable New York Stock Exchange rules (the “Rules”) governing stockbrokers allow brokers to exercise discretionary voting power with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted upon. Under the Rules, Proposals 1 and 2 involve discretionary matters for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to these matters. Accordingly, there can be no broker non-votes at the 2007 Annual Meeting.

How will voting on any other business be conducted?

As of the date hereof, the Company’s management is aware of no business that may come before the Annual Meeting other than the voting on Proposals 1 and 2 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

May I revoke my proxy or change my voting instructions?

If you are a registered shareholder, you may revoke your proxy or change your voting instructions as follows:

•	Deliver to Computershare another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Unitrin’s Secretary, Scott Renwick, in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number on the proxy card and re-vote anytime prior to 11:59 p.m. Eastern Daylight Saving Time on Tuesday, May 1, 2007;

•	Access the proxy voting website identified on the proxy card and re-vote anytime prior to 11:59 p.m. Eastern Daylight Saving Time on Tuesday, May 1, 2007; or

•	Attend the Annual Meeting in person and deliver a new signed proxy or ballot to one of the ushers when requested to do so.

If you own your shares of Unitrin common stock in street name, you should contact your stockbroker or other institution holding your shares to determine the procedures, if any, for revoking or changing your voting instructions. Please refer to the discussion under the above question “How do I give a proxy to vote my shares?” regarding shareholders of record and shares held in street name.

If I plan to attend the Annual Meeting, should I give my proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

How do I vote in person?

If you owned Unitrin common stock in your own name on March 12, 2007, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on March 12, 2007 and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If your Unitrin shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote

What is a quorum?

In order to conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Unitrin common stock outstanding and entitled to vote as of the record date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted towards a quorum.

How many votes are required to elect the nominees for the Board of Directors and to ratify the selection of the independent registered public accountant?

Under the Company’s Amended and Restated Bylaws (“Bylaws”), if a quorum is present, the affirmative vote of a majority of the outstanding Unitrin common stock having voting power present, in person or by proxy, at the Annual Meeting, is required to elect each nominee for director and to ratify the selection of the independent registered public accountant.

Shareholder Proposals, Nominations and Communications

May a shareholder nominate someone at the Annual Meeting to be a director of Unitrin or bring any other business before the Annual Meeting?

The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws and described in each year’s proxy statement. The deadline for notices in relation to the 2007 Annual Meeting has expired, and the Company did not receive any such notices during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2007 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2008 Annual Meeting are summarized below in the answers to the following two questions.

How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2008 Annual Meeting?

In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2008 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 2, 2008 and no later than March 3, 2008. However, if the date of the 2008 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2007 Annual Meeting (i.e., May 2, 2008), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2008 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2008 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2008 Annual Meeting is first made.

All shareholder proposals and notices should be submitted to the Secretary of Unitrin, Inc. at One East Wacker Drive, Chicago, Illinois 60601.

Please note that these requirements relate only to matters intended to be proposed from the floor of the 2008 Annual Meeting. They are separate from certain SEC requirements which must be met in order to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.

When are shareholder proposals due so that they may be included in Unitrin’s Proxy Statement for the 2008 Annual Meeting?

Pursuant to regulations of the SEC, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2008 Annual Meeting must do so no later than November 27, 2007. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. In addition, these requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Unitrin, Inc., at One East Wacker Drive, Chicago, IL 60601.

How may a shareholder or other interested party communicate with the Board of Directors?

Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Unitrin Corporate Responsibility Hotline at 866-398-0010 or submitting a report or inquiry online at www.Listenupreports.com.

The Hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chairman of the Nominating & Corporate Governance Committee if addressed to the non-management directors as a group.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

The Company has retained the services of W.F. Doring & Co., Inc. (“Doring”) to aid in the solicitation of proxies. Doring estimates that its fees and expenses for these services will not exceed $15,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding solicitation material. Although the principal solicitation of proxies is being made by mail, telephone solicitation may also be made and some proxy materials will be distributed over the Internet. Additional proxy solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin and Householding Requests

Where can I find more information about Unitrin?

Unitrin files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549, by calling the SEC at 202-551-8090 or 800-SEC-0330, or by accessing the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are filed with or furnished to the SEC, the Company makes copies available to the public free of charge (other than access charges by internet service providers) on or through its website at www.unitrin.com. You may also obtain these materials and additional information regarding Unitrin as follows:

•	Contact Unitrin Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

•	Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

How may shareholders with the same address request delivery of either single or multiple copies of the proxy statement?

If you share an address with another shareholder, you may have received only one Proxy Statement unless you provided contrary instructions. This is commonly referred to as “householding.” If you wish, you may request a separate copy from the Company at the address or phone number noted above. Similarly, if you and another shareholder sharing your address received multiple copies of this Proxy Statement, you may request a single copy for future deliveries of communications from the Company at the address or phone number listed above.

OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

The following table shows the beneficial ownership of the Company’s common stock (“Common Stock”) as of March 12, 2007 (unless otherwise indicated) by: (i) each director, including directors who are also executive officers; (ii) each other executive officer named in the SUMMARY COMPENSATION TABLE FOR 2006 beginning on page 38 (“Named Executive Officers”); and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors
James E. Annable	63,468	(2)	*
Eric J. Draut—Executive Vice President and Chief Financial Officer	362,164	(2)	*
Donald V. Fites	17,000	(2)	*
Douglas G. Geoga	34,596	(2)	*
Reuben L. Hedlund	22,000	(2)	*
Jerrold V. Jerome	346,150	(2)	*
William E. Johnston, Jr.	40,894	(2)	*
Wayne Kauth	20,000	(2)	*
Fayez S. Sarofim	4,575,564	(2)(3)	6.8%
Donald G. Southwell—President and Chief Executive Officer	331,890	(2)	*
Richard C. Vie—Chairman	1,313,490	(2)(4)	1.9%
Ann E. Ziegler	27,550	(2)	*
Named Executive Officers (other than Messrs. Vie, Southwell and Draut, who are listed above)
Scott Renwick—Senior Vice President, General Counsel and Secretary	165,182	(2)	*
Richard Roeske—Vice President and Chief Accounting Officer	87,614	(2)	*
John M. Boschelli—Treasurer	67,200	(2)	*
Directors and All Executive Officers as a Group (17 persons)	7,574,595	(5)	11.0%

(1)

Based on the number of shares outstanding on the record date, March 12, 2007, plus shares deemed outstanding pursuant to rules of the SEC that are attributable to vested stock options (see notes (2) and (5) below). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company’s shareholder rights plan adopted August 4, 2004 (the “Rights Plan”). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more (22% or more in the case of the

Company’s existing stockholder, Singleton Group LLC, and certain related persons) of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer and its affiliates and transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights which has been set at $150.00.

(2)	Shares shown for the directors and the Named Executive Officers include shares which they have the right to acquire as of March 12, 2007 or within 60 days thereafter through the exercise of stock options. The number of such shares for each of such persons is as follows: Annable (29,617); Draut (259,250); Fites (12,000); Geoga (32,596); Hedlund (20,000); Jerome (57,791); Johnston (35,394); Kauth (13,455); Sarofim (0); Southwell (222,526); Vie (711,039); Ziegler (24,000); Renwick (120,806); Roeske (54,402); and Boschelli (45,183). Shares shown for Mr. Southwell include 83,304 shares held in a collateral account with his brokerage firm to secure a line of credit and a loan. Shares shown for Vie include 209,890 shares held in a collateral account with his brokerage firm to secure a line of credit. Shares shown for Messrs. Draut, Roeske and Boschelli include, respectively, 20,000, 15,000 and 10,000 shares of restricted stock subject to forfeiture and other restrictions until vesting on September 1, 2010.

(3)	Based upon information as of December 31, 2006 contained in a Schedule 13G/A filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim & Co., Mr. Sarofim may be deemed to be the beneficial owner of 4,575,564 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive power as to 2,024,670 shares, shared voting power as to 2,309,340 shares, and shared dispositive power as to 2,550,894 shares. Substantially all of the shares which are not subject to sole voting and dispositive power are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Shares shown also include 6,066 shares held in trusts for which Mr. Sarofim is a trustee, and with respect to which he disclaims beneficial ownership. Mr. Sarofim’s mailing address is Two Houston Center, Suite 2907, Houston, Texas 77010.

(4)	Shares shown for Mr. Vie include 15,834 shares held by a trust, the trustee of which is his wife. Mr. Vie disclaims beneficial ownership of such shares.

(5)	Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all Named Executive Officers, and (iii) all other executive officers of the Company. Such shares include shares that any such director or executive officer has the right to acquire as of March 12, 2007 or within 60 days thereafter through the exercise of stock options.

Certain Beneficial Owners

The following table shows the beneficial ownership of Common Stock by each person, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Singleton Group LLC	13,300,520	(2)	20.0%
11661 San Vicente Blvd., Suite 915 Los Angeles, California 90049
Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd.	4,739,345	(3)	7.1%
45 Fremont Street San Francisco, California 94105

(1)	Based on the number of shares outstanding on the record date, March 12, 2007. Each outstanding share of Common Stock includes an attached right under the Company’s Rights Plan. See footnote (1) to the table in the above section entitled “Directors and Executive Officers.”

(2)	The following information is based on a Form 4 filed with the SEC on June 16, 2005 (“Form 4”) and a Schedule 13D/A filed with the SEC on March 22, 2005 (the “Schedule 13D/A”). The Singleton Group LLC (“LLC”) directly owns 13,300,520 shares of Common Stock. Caroline W. Singleton is the trustee and beneficial owner of a trust that has a membership interest in the LLC. William W. Singleton also is the trustee and beneficiary of a trust that has a membership interest in the LLC. In the Form 4, Caroline W. Singleton and William W. Singleton disclaim beneficial interest of the Common Stock held by the LLC, except to the extent of their pecuniary interests therein.

As reported in the Schedule 13D/A, the LLC and Caroline W. Singleton, William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC.

In addition to the Common Stock held by the LLC, the Schedule 13D/A reports that Donald E. Rugg has sole voting and dispositive power with respect to 266 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC, Donald E. Rugg may be deemed a beneficial owner of 13,300,786 shares of Common Stock, which constitutes 20.0% of the Common Stock.

(3)

Based upon information as of December 31, 2006 contained in a Schedule 13G filed with the SEC, Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. beneficially own an aggregate of 4,739,345 shares of Common Stock, as to which the owner has sole dispositive power and which includes 4,489,467 shares as to which the owner has sole voting power. Of such aggregate ownership: Barclays Global Investors, NA beneficially owns 1,003,306 shares, as to which it has sole dispositive power and which includes 753,428 shares as to which it has sole voting power; Barclays Global Fund Advisors beneficially owns 3,677,036 shares, as to which it has sole dispositive and voting power; and Barclays Global Investors, Ltd. beneficially owns 59,003 shares as to which it has sole dispositive and voting power. According to the Schedule 13G, the shares are held by the respective companies in trust accounts for account beneficiaries.

The address of the principal business office of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105. The address of the principal business office of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, England EC3N 4HH.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers, and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, its review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2006 with one exception. A Form 4 filed on February 6, 2006 by Mr. Southwell reported only one of two transactions occurring on February 2, 2006 under a Rule 10b5-1 trading plan because of the initial failure by the brokerage firm responsible for executing transactions under the plan to notify Mr. Southwell about the second transaction. After Mr. Southwell discovered the omission, he promptly filed an amended Form 4 on February 14, 2006 to report the second transaction.

PROPOSAL 1:

ELECTION OF DIRECTORS

Election

Twelve directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors. If any of the persons named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons as may be nominated. The affirmative vote of the majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to elect each director nominee.

Business Experience of Nominees

The following is a summary of the business experience for at least the last five years of each person nominated to be a director of the Company. All of the nominees are incumbent directors.

James E. Annable, 63, has been a director of the Company since November 1993. Dr. Annable serves as Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve Board. Previously, Dr. Annable served as Economic Advisor to the Chief Executive Officer of JPMorgan Chase & Co. Prior to his retirement in June 2001, Dr. Annable served as Senior Vice President and Director of Economics for Bank One Corporation, and previously held a variety of offices with the bank and its predecessors.

Eric J. Draut, 49, has been a director of the Company since February 2002 at which time he was elected Executive Vice President. Mr. Draut is the Company’s Chief Financial Officer, a position he has held since February 1997. Mr. Draut was a Senior Vice President of the Company from February 1999 until February 2002, and served as Treasurer from April 1992 until February 2002. Mr. Draut was a Vice President between October 1997 and February 1999, and Controller from February 1990 until February 1997.

Donald V. Fites, 73, has been a director since November 2004. From 1990 until his retirement in 1999, Mr. Fites served as Chairman and Chief Executive Officer of Caterpillar Inc., a global manufacturer of construction and mining equipment and engines. Mr. Fites currently serves on the Board of Directors of Oshkosh Truck Corporation, a provider of specialty trucks, and on the Board of Advisors of Thayer Capital Partners, a private equity investment firm.

Douglas G. Geoga, 51, has been a director of the Company since February 2000. Mr. Geoga is founder and principal of Geoga Group, L.L.C., a hospitality investment and advisory consulting firm. Until July 1, 2006, Mr. Geoga served as the President of Global Hyatt Corporation and as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held subsidiaries of Global Hyatt Corporation which collectively operate the Hyatt chain of full-service hotels throughout the world. In addition, from 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.

Reuben L. Hedlund, 70, has been a director of the Company since November 1993. He has been a managing director or partner of the Chicago law firm of Hedlund & Hanley, LLC (and its predecessor firms) for more than the last five years.

Jerrold V. Jerome, 77, is a retired executive of the Company and has been a director of the Company since February 1990. He was President and Chief Executive Officer from February 1990 through February 1992, Vice Chairman of the Company’s Board of Directors from March 1992 through January 1994, and Chairman of the Company’s Board of Directors from February 1994 through December 1998, at which time he retired as an employee.

William E. Johnston, Jr., 66, has been a director of the Company since October 1997. Until August 2004, Mr. Johnston served as President de Conseil de Surveillance and as a director of Salins Europe, a privately-held European salt company in which he was an investor. Prior to his retirement in June 2000, Mr. Johnston served as President, Chief Operating Officer and a director of Morton International, Inc., and as Senior Vice President of Rohm & Haas Company following its acquisition of Morton International, Inc. Mr. Johnston is also a director of Autoliv, Inc., a provider of automotive safety systems headquartered in Sweden.

Wayne Kauth, 73, has been a director of the Company since March 2003. Mr. Kauth has been an independent consultant to the financial services industry, specializing in the life/health and property/casualty insurance fields, for more than the past five years. Mr. Kauth is a retired partner of Ernst & Young, LLP where he specialized in accounting and auditing matters for the insurance industry and was the firm’s National Insurance Technical Director. Mr. Kauth holds both the Chartered Property & Casualty Underwriter and Chartered Life Underwriter designations and is a fellow of the Life Management Institute. As a Certified Public Accountant, Mr. Kauth has served on a number of committees and working groups for the American Institute of Certified Public Accountants and National Association of Insurance Commissioners.

Fayez S. Sarofim, 78, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. Mr. Sarofim is also a director of Argonaut Group, Inc., a provider of specialty property and casualty insurance products, and Kinder Morgan, Inc., an energy services provider.

Donald G. Southwell, 55, has been a director of the Company since February 2002 and has served as President and Chief Executive Officer since August 2006. Mr. Southwell served as President and Chief Operating Officer between February 2002 and August 2006, as Senior Vice President between February 1999 and February 2002, and as Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s insurance operations from October 1999 until February 2002. Mr. Southwell joined Unitrin in March 1996 as the head of the Unitrin Life and Health Group.

Richard C. Vie, 69, has been a director of the Company since March 1990, has served as Chairman of the Board of Directors since January 1999, and has held the executive office of Chairman since August 2006. From March 1992 until August 2006, Mr. Vie served as Chief Executive Officer, and also served as President from March 1992 until February 2002.

Ann E. Ziegler, 48, has been a director of the Company since November 2001. Ms. Ziegler serves as a Senior Vice President of Sara Lee Corporation, a global branded consumer packaged goods company, and as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food & Beverage. From November 2000 to March 2003, Ms. Ziegler served as Senior Vice President, Corporate Development, of Sara Lee Corporation, and from March 2003 to March 2005, as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Bakery Group.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL TWELVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

The Company has adopted the following documents which are posted under Governance on the Company’s website at www.unitrin.com. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

•	Corporate Governance Guidelines

•	Charters of the Committees of the Board of Directors:

➢	Audit Committee

➢	Compensation Committee

➢	Nominating & Corporate Governance Committee

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards

The Code of Business Conduct and Ethics applies to the Company’s directors, officers and other employees. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions. The Company intends to disclose future amendments to, and any waivers for directors or officers from (though none are anticipated), the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers under Governance on the Company’s website at www.unitrin.com.

Related Person Transactions

The Board of Directors has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning five percent or more of the Company’s Common Stock, or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $100,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties. Related person transactions must be approved or ratified by the Nominating & Corporate Governance Committee of the Board. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $100,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.

Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management will submit the matter for consideration by the Nominating & Corporate Governance Committee, which will review the transaction and make a good faith determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the Nominating & Corporate Governance Committee will consider the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the Nominating & Corporate Governance Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.

In accordance with the Policy on Related Person Transactions, the Nominating & Corporate Governance Committee reviewed certain transactions with the Company involving Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm of which Mr. Sarofim, a member of the Company’s Board of Directors, serves as Chairman of the Board, President, a director, and is the majority shareholder. Certain of the Company’s insurance company subsidiaries and FS&C are parties to agreements under which FS&C provides investment management services to these subsidiaries. In addition, FS&C provides investment management services with respect to certain funds of the Company’s pension plans. The agreements governing these arrangements are terminable by either party at any time on 30 days advance written notice.

Under these investment advisory arrangements, FS&C is entitled to a fee calculated and payable quarterly based upon the fair market value of the assets under management. At December 31, 2006, the Company’s subsidiaries and the Company’s pension plans had $208.2 million and $92.4 million, respectively, in assets under management with FS&C. During 2006, the Company’s subsidiaries and the Company’s pension plans paid $0.7 million in the aggregate to FS&C.

With respect to the Company’s 401(k) Savings Plan, one of the alternative investment choices afforded to participating employees is the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”). FS&C provides investment management services to the Fund as a sub-investment advisor. According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company does not compensate FS&C for services provided to the Fund. As of December 31, 2006, Company employees participating in the Company’s 401(k) Savings Plan had allocated $27 million for investment in the Fund, representing 10% of the total amount invested in the Company’s 401(k) Savings Plan.

Following its review of the relevant facts and circumstances, the Nominating & Corporate Governance Committee determined that the transactions involving Mr. Sarofim and FS&C were entered into and maintained on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties, concluded that they were consistent with the best interests of the Company and its shareholders, and ratified the transactions under the Company’s Policy on Related Person Transactions.

Director Independence

To assist in its determination of director independence, the Board of Directors has adopted categorical standards (“Director Independence Standards”) consistent with Section 303A of the Listed Company Manual (“Listing Standards”) of the New York Stock Exchange (“NYSE”) rules. The Director Independence Standards are attached as Appendix A to this proxy statement and posted under Governance on the Company’s website at www.unitrin.com. Under the Director Independence Standards, a director is not independent unless the director and his or her immediate family members meet the independence requirements under the NYSE Listing Standards and applicable SEC rules.

The Director Independence Standards incorporate by reference the relationships listed in the NYSE and SEC independence rules and define four specific types of relationships as categorically immaterial. These consist of two of the types of relationships listed in the rules, to the extent the amounts involved do not exceed $100,000, and two additional types of relationships which the Board believes will not affect or influence the Company’s business relationships or create a direct or indirect material interest on the director’s part in Company business transactions. These additional relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company.

Based upon its review and discussion of the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information, the Board of Directors has determined affirmatively that, under the NYSE Listing Standards, applicable SEC rules, and the Director

Independence Standards, the majority of the members of the Board of Directors is independent, and that Messrs. Annable, Fites, Geoga, Hedlund, Johnston and Kauth and Ms. Ziegler are each independent and have no material relationships with the Company.

In connection with its review, the Board examined certain relationships between Messrs. Annable, Hedlund and Kauth and the Company or other entities with which the Company has business dealings from time to time, and concluded that all such relationships were categorically immaterial under the Director Independence Standards. In particular, the Board determined that Mr. Hedlund’s relationship as a homeowners insurance policyholder of one of the Company’s insurance subsidiaries, and the receipt of office space and administrative support by Messrs. Annable and Kauth from their former employers, fall within the scope of categorically immaterial relationships under the Director Independence Standards.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors met five times during 2006.

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The following table shows Board Committee membership and the number of meetings held in 2006:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
James E. Annable Jerrold V. Jerome * Fayez S. Sarofim Donald G. Southwell Richard C. Vie	Donald V. Fites Douglas G. Geoga Reuben L. Hedlund William E. Johnston, Jr. * Wayne Kauth Ann E. Ziegler	James E. Annable * Donald V. Fites Douglas G. Geoga William E. Johnston, Jr. Wayne Kauth	James E. Annable Donald V. Fites Reuben L. Hedlund * Ann E. Ziegler
No meetings held in 2006 **	8 meetings held in 2006	5 meetings held in 2006	5 meetings held in 2006
*	Committee Chairman
**	The Executive Committee took action by unanimous consents in lieu of meetings in 2006.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend Board meetings and meetings of the Board committees on which they serve. In 2006, each director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served. Under the Company’s Policy on Director Attendance at Annual Meetings, all directors are expected to attend annual meetings of the Company’s shareholders unless unavoidable obligations or other circumstances prevent their attendance. Each of the directors attended the 2006 Annual Meeting of Shareholders.

The non-management members of the Board of Directors meet regularly in executive session. The Chairman of the Nominating & Corporate Governance Committee presides at these executive sessions.

The following is a description of each of the four Board Committees:

Executive Committee—May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for:

•	certain powers which, under Delaware law, may be exercised only by the full Board of Directors; and

•	such other powers as may be granted to other committees by resolution of the Board of Directors or as defined in the charters of such committees.

Audit Committee—Assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms.

The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the NYSE Listing Standards, that each member of the Audit Committee meets the independence requirements for audit committee membership under the SEC rules, and that Mr. Johnston, Chairman of the Audit Committee, is qualified as an audit committee financial expert under the SEC rules. The Audit Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Compensation Committee—Assists the Board of Directors in fulfilling its responsibilities relating to:

•	overseeing the compensation of the Company’s executive officers, operating company presidents and group executives;

•

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and compensation in light of such goals and objectives, and setting the Chief Executive Officer’s compensation based on such evaluation;

•	reviewing and making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the base salary, bonus and equity award components of the annual compensation of the executive officers, operating company presidents and group executives;

•	setting performance criteria for bonuses under the Unitrin, Inc. Incentive Bonus Plan (“Incentive Bonus Plan”);

•	reviewing and approving any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers;

•

administering the Company’s 1990, 1997 and 2002 Stock Option Plans (“Employee Stock Option Plans”), 1995 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and 2005 Restricted Stock and Restricted Stock Unit Plan (“Restricted Stock Plan”);

•

approving award recipients and determining the terms of awards pursuant to the 1997 and 2002 Employee Stock Option Plans and the Restricted Stock Plan (no new grants may be awarded under the 1990 Stock Option Plan); and

•	reviewing and making recommendations to the Board of Directors on director compensation.

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee Charter is posted under Governance on the Company’s website at www.unitrin.com. Additional information about the Compensation Committee procedures is provided below in the section entitled “Executive Compensation.”

Nominating & Corporate Governance Committee—Assists the Board of Directors in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending to the Board director nominees in connection with each annual meeting of shareholders;

•	developing and assessing principles and guidelines for corporate governance, business conduct and ethics and recommending their adoption and periodic revision to the Company’s Board of Directors;

•	leading the Board of Directors in its annual review of the Board’s performance; and

•	recommending to the Board director nominees for each Board committee.

The Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent in accordance with the NYSE Listing Standards. The Nominating & Corporate Governance Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Selection of Board Nominees

In accordance with its charter, the Nominating & Corporate Governance Committee recommends a full slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the Nominating & Corporate Governance Committee recruits, screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE listing standards and SEC rules. The Nominating & Corporate Governance Committee may retain search firms to identify director candidates.

The Nominating & Corporate Governance Committee evaluates potential nominees for director against the following standards:

•	The highest ethical standards and integrity.

•	Must be willing and able to devote sufficient time to the work of the Board.

•	Must be willing and able to represent the interests of shareholders as a whole rather than those of special interest groups.

•	No conflicts of interest that would interfere with performance as a director.

•	A reputation for working constructively with others.

•	A history of achievement at a high level in business or the professions that reflects superior standards.

•	Possess qualities that contribute to the Board’s diversity.

The Company will consider director recommendations by shareholders that are made in writing, addressed to Unitrin’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The Nominating & Corporate Governance committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of James E. Annable, Donald V. Fites, Douglas G. Geoga, William E. Johnston, Jr. and Wayne Kauth. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2006 which required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board of Directors are discussed in more detail above under the headings “Related Person Transactions” and “Director Independence.”

No executive officer of the Company has served as a member of the compensation committee, any other board committee, or the board of directors, of another entity that had an executive officer who served on the Company’s Compensation Committee or Board of Directors.

AUDIT COMMITTEE REPORT

This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes.

The Audit Committee consists of the following members of the Company’s Board of Directors: William E. Johnston, Jr. (Chairman), Donald V. Fites, Douglas G. Geoga, Reuben L. Hedlund, Wayne Kauth and Ann E. Ziegler.

The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on, whether the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America, the effectiveness of the Company’s internal control over financial reporting, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2006, the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from and discussed with Deloitte & Touche its written disclosures and letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche its independence. The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche described in this Proxy Statement is compatible with maintaining the independence of Deloitte & Touche.

In reliance upon these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF UNITRIN, INC.

William E. Johnston, Jr.—Chairman	Reuben L. Hedlund
Donald V. Fites	Wayne Kauth
Douglas G. Geoga	Ann E. Ziegler

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fees for 2006 and 2005

Deloitte & Touche, a registered public accountant with the Public Company Accounting Oversight Board, served as the Company’s independent registered public accountant for and during the years ended December 31, 2006 and 2005. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2006 and 2005.

	2006	2005
Audit Fees	$3,584,560	$3,500,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	10,000	—

Total Fees	$3,594,560	$3,500,000

Audit Fees in 2006 and 2005 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting and an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s Form 10-Q reports; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings for the Company and its subsidiaries for those fiscal years.

All Other Fees in 2006 represent a fee related to the issuance of an independent actuarial opinion required by a state insurance department in connection with the initial licensing of one of the Company’s insurance subsidiaries in the state.

Pre-Approval of Services

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chairman of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2006 and 2005 were pre-approved by the Audit Committee.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected Deloitte & Touche as the Company’s independent registered public accountant for 2007, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, reflects good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the Company’s financial integrity.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2007 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.

It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF PROPOSAL 2.

UNITRIN EXECUTIVE OFFICERS

The following summarizes the business experience over at least the last five years of the Company’s executive officers, other than Messrs. Vie, Southwell and Draut, whose business experience is described above in the section entitled “Business Experience of Nominees.” The executive officers serve at the pleasure of the Board of Directors.

David F. Bengston, 58, was elected a Vice President of the Company in April 1992, and served as Treasurer between February 1990 and April 1992.

John M. Boschelli, 38, was elected Treasurer of the Company in February 2002. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company’s wholly-owned subsidiary, Unitrin Services Company, a position he held from December 1997 through April 2002.

Edward J. Konar, 50, was elected a Vice President of the Company in January 2001. Since October 2002, Mr. Konar has served as Vice President of Corporate Administration. Mr. Konar joined the Company in March 1990 as Tax Director and served in that capacity until October 2002.

Scott Renwick, 55, was elected a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

Richard Roeske, 46, was elected a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. Mr. Roeske joined the Company in January 1990 as Manager of External Financial Reporting. He became the Company’s Assistant Controller in April 1992 and Corporate Controller in February 1997.

EXECUTIVE COMPENSATION

Discussion of Compensation Committee Governance

Compensation Committee Role

The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at www.unitrin.com.

The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, as the Compensation Committee does not have any subcommittees, no such delegations have been made.

Under the terms of the Restricted Stock Plan, the Compensation Committee may delegate administrative duties to Company officers and specified categories of other individuals. Under the terms of the Employee Stock Option Plans and the Restricted Stock Plan, the Board of Directors may by resolution authorize one or more officers of the Company to designate recipients for awards under the plans, and the size, terms and conditions for such awards, except that no such award may be made by an authorized officer to himself or herself or to any of the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). Any such Board resolution under the Restricted Stock Plan must specify an aggregate number of shares of Common Stock that may be awarded under such delegated authority and require any authorized officers to report periodically to the Compensation Committee regarding the nature and scope of any awards granted pursuant to such delegated authority.

Compensation Committee Process

The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and evaluation of executive officer and director compensation. The evaluation generally begins with an offsite meeting of the Compensation Committee held in the last quarter of each year without the presence of management. At its first meeting of each year, typically held in late January or early February, the Compensation Committee approves any changes to base salary, equity-based compensation awards, and bonuses for the Company’s executive officers, operating company presidents and group executives. The Compensation Committee also sets the formulas under the Incentive Bonus Plan for the current year and approves equity-based compensation awards to other employees under the Employee Stock Option Plans and the Restricted Stock Plan.

Compensation Consultant

The Compensation Committee obtains advice from an independent consultant in connection with its deliberations about the compensation of the Company’s executive officers and directors. The compensation consultant provides analyses of best practices and benchmarking data based on comparable companies in the industry.

The Compensation Committee engaged the services of Hewitt Associates (“Hewitt”) as its independent compensation consultant in connection with the Compensation Committee’s deliberations on executive officer and director compensation for 2006. The Compensation Committee encouraged Hewitt to provide information about best practices with respect to compensation policymaking. In this regard, Hewitt provided the Compensation Committee with benchmarking data and analyses, and counsel regarding best practices. The involvement of Hewitt in the 2006 executive compensation decision-making process is described in more detail in the discussion under the heading “Benchmarking Analysis” in the Compensation Discussion and Analysis section below.

The Role of Executive Officers

The Chief Executive Officer plays an important role in the annual compensation decision-making process for all other executive officers of the Company by providing performance assessments and making compensation recommendations to the Compensation Committee. The Chief Executive Officer makes an annual recommendation to the Compensation Committee regarding any changes to the annual base salary and the number of options to be granted to the other members of senior management. In addition, the Chief Executive Officer, in consultation with his staff, annually makes recommendations to the Compensation Committee regarding the selection and weighting of the specific performance criteria under the Incentive Bonus Plan for the Company and individual business units.

Certain executive officers who report to the Chief Executive Officer are also directly involved in the annual compensation decision-making process for executive officers who report to them by providing performance assessments and making compensation recommendations to the Chief Executive Officer for consideration by the Compensation Committee.

Executive officers do not make recommendations and are not involved in the process of analyzing and determining compensation for the non-employee members of the Board of Directors.

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

The basic objective of the Company’s executive compensation program is to attract, retain and motivate the performance of its executives by providing a compensation package that includes reasonable and competitive direct compensation and employee health and welfare benefits and retirement plans generally consistent with those provided to other full-time salaried employees. Only a few, modest perquisites are provided to the Company’s executive officers. The Company maintains an uncomplicated executive compensation program designed to reward its executives for increasing shareholder value.

The fundamental principle underlying the Company’s executive compensation program, which traces its roots back to the Company’s former parent corporation, is that the goal of executive compensation is to focus management on increasing shareholder value. The Company’s long-standing philosophy embodies this principle and emphasizes long-term compensation linked to Company and stock performance. The Company maintains alignment of the interests of the Company’s executives and those of its shareholders by tying a substantial portion of executive compensation to the long-term appreciation in the value of the Company’s stock.

The Compensation Committee’s objective of aligning management and shareholder interests has historically been achieved primarily by making shareholders of key executives through the Company’s employee stock option program. The restorative option feature of the Company’s stock option plans has been instrumental in achieving this objective because it helps the executive accelerate the conversion of options into shares by using previously-acquired shares as currency for the payment of option exercises. (The restorative option feature is explained in more detail below in the narrative discussions under the caption “Equity-Based Compensation Granting Process” and in the Executive Officer Compensation and Benefits section under the caption “Grants of Plan-Based Awards.”) Moreover, the Compensation Committee continues to believe that stock options provide the most effective means of motivating shareholder-focused behavior by key executives, since the compensation associated with stock options is truly “at risk,” i.e., stock options ultimately have value to the executive only to the extent that the Company’s share price appreciates after the grant date.

Components of Executive Compensation

To enable the Company to successfully compete for talent and retain its valued executives, the Company provides a package of compensation that is generally competitive with the market. The Company aims to provide executive compensation consisting of a variety of elements emphasizing long-term and contingent rewards linked to Company performance.

Salary: The Named Executive Officers receive a cash salary in an amount approved annually by the Compensation Committee.

Bonus: The Named Executive Officers other than Mr. Roeske are eligible for annual cash bonuses under the Company’s Incentive Bonus Plan based on formulas set by the

Compensation Committee in the form of financial measures of Company performance. In light of his key role in the preparation of the Company’s financial statements as Chief Accounting Officer, Mr. Roeske is not eligible for bonuses under the Incentive Bonus Plan but is customarily awarded discretionary bonuses by the Compensation Committee based primarily on subjective evaluations of his performance. Discretionary cash bonuses are occasionally awarded by the Compensation Committee to other executive officers in addition to formula bonuses under the Incentive Bonus Plan.

Stock Options: Each of the Named Executive Officers generally receives an annual grant of stock options under one of the Company’s Employee Stock Option Plans.

Restricted Stock: While grants under the Restricted Stock Plan are generally not included as a basic component of annual executive officer compensation, they are considered by the Company as an additional compensation tool available to provide flexibility in response to changing circumstances and specific developments.

Deferred Compensation: The Named Executive Officers are eligible under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) to elect deferral of a portion of their cash salaries and bonuses.

Employee Benefits: The Named Executive Officers are eligible for employee welfare benefits under plans which are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers.

Retirement Benefits: The Named Executive Officers are generally eligible for the following plans:

•	Tax-qualified pension plan applicable to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

•	Supplemental non-qualified pension plan available to key employees, including executive officers, so designated annually by the Board of Directors; and

•

Voluntary 401(k) plan participation which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Other Post-Employment Compensation: Change in control benefits apply to the Named Executive Officers under individual severance agreements and provisions in their stock option and restricted stock agreements which are also included in agreements with all other grant recipients under these equity-based compensation plans. The Named Executive Officers are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Perquisites: Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the Named Executive Officers include eligibility for annual physical examinations and membership in certain dining clubs at the Company’s cost, payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, PDAs, computer equipment and other resources provided primarily for business purposes. The Company does not provide the Named Executive Officers with certain other commonly provided personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, or use of private airplanes for business or personal travel.

Allocation of Specific Elements of Compensation

The Company’s executive compensation consists principally of cash salary, cash bonus and stock options. There are no fixed formulas to allocate compensation between cash and non-cash compensation. Rather, the Company’s executive compensation program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within or otherwise affecting the Company from time to time. Consistent with its overall program objectives and underlying philosophy, as described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.

Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. The bonus component of compensation furthers the fundamental principle of linking compensation to Company performance, particularly growth and profitability, two metrics which the Company believes are critical to driving the creation of shareholder value. Equity-based compensation is considered a key source of contingent compensation intended to align management incentives with shareholder interests.

Compensation Strategy and Analysis

General Strategy

In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of its consistency with the Company’s underlying principles and objectives, total value to individual executives and cost to the Company. The Compensation Committee does not rely on fixed formulas to determine the mix or levels of compensation, except in connection with formula bonuses under the Incentive Bonus Plan.

Executive compensation decisions incorporate the following three-part strategy by the Compensation Committee:

1.	Reward results primarily through long-term incentives with contingent value based on stock performance;

2.	Consider industry best practices and assess how the Company’s executive compensation program compares with programs at similar companies in the industry to successfully attract and retain skilled executives in a highly competitive marketplace. With the assistance of its independent compensation consultant, the Compensation Committee deliberations take into account the following:

•	data on executive compensation programs and specific positions at comparable companies;

•	compensation levels provided by such other companies and how they allocate compensation among various components; and

•	the extent to which the Company’s practices may vary from industry practices, and whether any noted variances are reasonable, appropriate and purposefully designed.

3.	Obtain a clear understanding of the business objectives of senior management and their reasoning and recommendations for motivating their key subordinates. The Compensation Committee believes it appropriate to give serious consideration to the views of senior management who run the Company’s business units and functional areas and supervise its key managerial employees.

Benchmarking Analysis

The compensation review for the compensation decisions made in the first quarter of 2006 was performed at the end of 2005. In the course of its executive compensation review for 2006, the Compensation Committee considered a benchmarking analysis of the compensation provided to the Named Executive Officers. The compensation components in the analysis, which was provided by Hewitt, included base salary, actual bonus, target bonus, long-term incentives, and total compensation. Perquisites and employee benefits were excluded from the analysis.

The two-part analysis included one comparator group (“Proxy Group”) of eleven publicly-traded companies in the insurance industry with profiles similar to the Company’s based upon information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of their operations in the property casualty insurance sector of the insurance industry and revenues, assets and market capitalization at levels similar to those of the Company. The following companies were included in the Proxy Group: W. R. Berkley Corporation; Cincinnati Financial Corporation; HCC Insurance Holdings, Inc.; Leucadia National Corporation; Markel Corporation; Ohio Casualty Corporation; Old Republic International Corporation; Progressive Corporation; Selective Insurance Group, Inc.; Torchmark Corporation; and White Mountains Insurance Group, Ltd.

Positions matched for the proxy analysis included the Chairman and Chief Executive Officer, Chief Financial Officer and General Counsel and were based on compensation data disclosed in proxy statements filed in 2005. As reported in such proxy statements, bonus data included in the analysis were actual bonuses earned in 2004 and paid in 2005. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The second comparator group (“Custom Insurance Group”) included in the benchmarking review encompassed a custom group of fourteen companies derived from a proprietary Hewitt database of the general insurance industry. The following companies were included in the Custom Insurance Group: American Family Insurance Group; The Auto Club Group-Michigan; Blue Cross and Blue Shield of Kansas; The Chubb Corporation; CNA Financial Corporation; Coventry Health Care, Inc.; Fireman’s Fund Insurance Company; Humana Inc.; Liberty Mutual Insurance Group; Lincoln National Corporation; Mercury Insurance Group; Protective Life Corporation; SAFECO Corporation; and Sentry Insurance.

All Named Executive Officer positions were matched with positions of companies within the Custom Insurance Group. Because of the variance in size among companies within the

Custom Insurance Group, market values were derived using the same percentile ranking as the Company’s size, based on assets, relative to the Custom Insurance Group. Based on asset size, the Company ranked at the 33rd percentile of the Custom Insurance Group. Accordingly, compensation data was based on the 33rd percentile. All data in this second part was based on compensation data, effective as of April 1, 2005. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

All of the benchmarking data was subjectively considered by the Compensation Committee as one point of reference in its deliberations on compensation levels for the executive officers, along with other factors such as Company and individual performance. The Compensation Committee did not follow a rigid process, did not have a specific pay objective in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), and did not utilize the data as part of specific formulas when making compensation determinations for the executive officers.

The Compensation Committee believes that the Company’s executive compensation program is competitive with marketplace practices and effective in enhancing shareholder value.

Non-Routine Actions Related to Executive Officers in 2006

Chief Executive Officer Succession

On August 2, 2006, Mr. Southwell was elected Chief Executive Officer by the Board of Directors in accordance with the succession plan previously announced by the Company. Mr. Southwell retained the office of President and relinquished his title as Chief Operating Officer. On the same date, the Board accepted Mr. Vie’s resignation as the Company's Chief Executive Officer and elected him to the executive office of Chairman. In addition to serving as the Company’s Chairman, Mr. Vie remains Chairman of the Company’s Board of Directors. The Compensation Committee decided at a special meeting held in connection with the succession action that the existing compensation arrangements with Mr. Vie and Mr. Southwell should be maintained, subject to further evaluation in connection with its next annual executive compensation review.

Restricted Stock Grants

On September 1, 2006, the Compensation Committee approved a grant of 20,000 shares of restricted stock to Mr. Draut, a grant of 15,000 shares of restricted stock to Mr. Roeske, and a grant of 10,000 shares of restricted stock to Mr. Boschelli. The grants were intended as retention incentives for these executive officers. The grants were made under the Company's Restricted Stock Plan and are subject to forfeiture and other restrictions pursuant to the plan until vesting upon the fourth anniversary of the grant date, provided the executive officer continues to be employed by the Company on the vesting date.

Annual Determination of Specific Compensation

The principal structure of the Company’s executive compensation includes cash salary, cash bonus and stock options. The determination of the specific amount of salary and stock options to be awarded to an individual executive officer depends upon the quality and impact of his job performance.

Salary

In determining the amount of base salary for the Chief Executive Officer, the Compensation Committee considers performance and the benchmarking analysis provided by the Compensation Committee’s independent compensation consultant. The amount of base salary for each of the other executive officers is approved by the Compensation Committee after considering recommendations made by the Chief Executive Officer based on his assessment of the individual’s job performance, the Compensation Committee’s own observations regarding the individual’s job performance and the benchmarking analysis provided by the Compensation Committee’s independent compensation consultant.

Formula Bonuses

The Incentive Bonus Plan is an annual cash incentive program used to motivate and reward eligible executives of Unitrin, Inc. and its subsidiaries for achieving the Company’s financial performance objectives. The Incentive Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Internal Revenue Code”) to preserve the Company’s federal income tax deduction for bonuses paid thereunder. The Incentive Bonus Plan was approved by the Company’s shareholders at the 2004 Annual Meeting of the Shareholders.

On an annual basis, designated executives are eligible to receive bonuses under the Incentive Bonus Plan based on formulas associated with the attainment of specified corporate performance criteria previously set by the Compensation Committee. The award of a bonus under the Incentive Bonus Plan for any given year is conditioned on the attainment of the relevant performance criteria as certified by the Compensation Committee.

The particular performance criteria specified for each year is selected from a range of performance indicators provided in the plan. Once established by the Compensation Committee, the performance criteria under the Incentive Bonus Plan can not be changed by the Compensation Committee or the Company. Such criteria may (but need not) differ for each participant in the Incentive Bonus Plan, but must be based on one or more of the following factors, individually or in combination:

•	net income from operations and/or average increase in dollars of operating income of the Company or any of its subsidiaries or operating units;

•	operating earnings per share of the Company;

•	bad debt experience of the Company’s consumer finance business;

•	return on revenues, assets or equity;

•	increases in revenues or cash flow;

•	reductions in costs; or

•	the market value of the Company’s Common Stock.

In 2006, the selected criteria related to growth in revenues and profit margin of designated Company business units or the Company as a whole. These metrics were chosen because Company management believes, and the Compensation Committee concurs, that these metrics are instrumental in driving increased shareholder value. The 2006 bonus formulas heavily weighted profits, while recognizing the importance of revenue growth and tailoring goals for specific business units. For 2006, the participating executive officers were eligible for cash bonuses ranging from either 2.5% to 35% or 5% to 70% of their base salaries based on formulas that were adopted by the Compensation Committee at its February 2006 meeting.

The bonus percentage that was applied against base salary for the eligible executive officers of the Company was comprised of two parts. The first part was growth in 2006 in insurance premium revenues and consumer finance revenues, compared to 2005, expressed as a percentage (“Revenue Growth Component”) multiplied by a bonus factor that varied from .5 (for participants eligible for a maximum bonus of 35%) to 1 (for participants eligible for a maximum bonus of 70%). The second part was adjusted net income as a percentage of insurance premium and consumer finance revenues (“Profit Margin Percentage”) multiplied by a bonus factor that varied from 3 to 6 (for participants eligible for a maximum bonus of 35%) or 6 to 12 (for participants eligible for a maximum bonus of 70%) depending on the achievement of certain levels of performance (“Profit Margin Component”). The total bonus percentage was the sum of the Revenue Growth Component and the Profit Margin Percentage. This formula heavily weighted profits, while recognizing the importance of revenue growth. No bonuses were to be payable if the Profit Margin Percentage was below 1% or if the Revenue Growth Component was lower than a negative 10%. The calculation of Profit Margin Percentage used net income as adjusted for various items. Excluded in this calculation were net realized investment gains, equity in net income of investee, investment income on capital, and various other non-operating revenues or expenses.

At its meeting in February 2007, the Compensation Committee determined the extent to which performance criteria for 2006 under the Incentive Bonus Plan had been met and awarded bonuses to eligible executive officers in accordance with the plan. The amounts paid in 2007 to the Named Executive Officers for 2006 performance are disclosed below in the “Non-Equity Incentive Plan Compensation” column of the SUMMARY COMPENSATION TABLE FOR 2006.

Discretionary Bonuses

To ensure the absence of any actual or potential conflict of interest, or even the appearance of any such conflict of interest, under the Incentive Bonus Plan and related Company policy, the Company’s principal accounting officer and controller and other key employees, including the principal accounting officers and chief actuaries of the Company and its operating companies, are not eligible to participate in the Incentive Bonus Plan in light of their key roles in the preparation of the Company’s financial statements or the process of setting the Company’s insurance reserves. As the Company’s principal accounting officer and controller, Mr. Roeske is therefore not eligible for bonuses under the Incentive Bonus Plan.

Mr. Roeske is customarily awarded discretionary bonuses by the Compensation Committee based on the subjective evaluation by the Compensation Committee and members of senior management with regard to his performance and specific recommendations made by the Company’s Chief Financial Officer that take into account his individual performance and contributions to the Company as well as competitive job market factors. In determining the amount of any such bonus, the Compensation Committee may also give some after-the-fact consideration to how the Company has performed. Mr. Roeske was the only Named Executive Officer awarded a discretionary bonus in 2006.

Stock Options

The number of stock options granted to a particular executive officer, including the Chief Executive Officer, is determined by the Compensation Committee’s subjective evaluation of the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his or her overall responsibility for the Company’s operations and financial results, the Chief Executive Officer would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company.

In determining the size of the annual option grant to the Chief Executive Officer, the Compensation Committee considers individual and Company performance, the benchmarking analysis provided by Hewitt, and the number of options previously awarded to and shares already held by the Chief Executive Officer. The size of the option grant for each of the other executive officers is determined by the Compensation Committee after considering recommendations made by the Chief Executive Officer, the number of options previously granted to and shares already held by such officer, and the benchmarking analysis provided by Hewitt.

The Compensation Committee pays close attention to share retention resulting from the exercise of option awards previously granted to the Company’s executive officers. Share retention is one of the factors considered in determining the appropriate award level for new equity grants. The Company believes that its stock option program, including its restorative option feature, has played the principal role in the acquisition of significant levels of Company stock held by its executive officers, thereby better aligning the interests of the Company’s management and shareholders. The restorative option feature of the Company’s stock option plans is explained in more detail below under the caption “Equity-Based Compensation Granting Process” and in the Executive Officer Compensation and Benefits section under the caption “Grants of Plan-Based Awards.”

Stock Ownership Policy

Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of the Company’s Common Stock by its executive officers, although mandatory levels of stock ownership were not imposed prior to 2006. The Company attributes the significant levels of ownership in the Company that have long been maintained by its executive officers primarily to the Company’s stock option program, enhanced by the restorative option feature that assists option holders in accelerating the conversion of their options into shares.

Effective February 1, 2006, the Board of Directors adopted a Stock Ownership Policy that applies to the Company’s non-employee directors, Chief Executive Officer, Chief Operating Officer, President and all Vice Presidents (“Designated Officers”). The required ownership amounts applicable to the Designated Officer range from: (i) the lesser of 5,000 or the number of shares valued at the officer’s annual base salary; to (ii) the lesser of 50,000 or the number of shares valued at three times the officer’s annual base salary. More importantly, the Compensation Committee closely monitors shareholdings by executive officers, which it expects to substantially exceed the formal minimums set forth in the policy.

In addition, pursuant to the Stock Ownership Policy, each grant agreement executed after January 31, 2006 between the Company and a Designated Officer imposes a holding period of one year generally applicable to shares of Common Stock acquired in connection with the exercise of stock options or the vesting of restricted stock.

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review and timing of equity-based compensation grants. The Compensation Committee believes that non-discretionary timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions noted below, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.

The Company’s predominant practice is to award options and restricted stock at the same time each year following release of its annual earnings and the filing of its Annual Report on Form 10-K with the SEC. The Compensation Committee approves option grants to executive officers at its regular meeting in late January or early February each year. The dates of regular Board and Board committee meetings in a given year, and hence the dates of annual equity-based compensation grants, are typically set in advance by the Board in the middle of the preceding year. Each option grant other than a restorative option grant (as discussed below) is effective on the date that the grant is specifically approved by the Compensation Committee, and the exercise price of such option is the closing price of a share of Common Stock on the effective date.

The Board of Directors has delegated authority to the Chief Executive Officer to grant up to an aggregate total of 100,000 option shares under the 2002 Stock Option Plan in connection with new hires or employee promotions, and up to an aggregate total of 50,000 shares of restricted stock under the Restricted Stock Plan in connection with new hires, provided that such awards are not made to himself or any Section 16 Officer. A total of 60,000 option shares and 2,000 restricted stock shares have been awarded under the delegated authority through 2006. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is informed periodically about the awards granted pursuant to the delegated authority. In 2006, no options were granted under the delegated authority, and 1,250 shares of restricted stock were granted under the delegated authority, representing approximately 1% of all shares of restricted stock granted in 2006.

As discussed in more detail below in the narrative under the caption “Grants of Plan-Based Awards,” the Company’s stock option plans provide for automatic grants of restorative options (“Restorative Options”) to replace shares of previously-owned common stock that an exercising option holder surrenders, either actually or constructively, or are withheld by the Company, to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the underlying option (“Underlying Option”), so long as certain requirements are met at the time of exercise. Each Restorative Option is granted at the time of the exercise of the Underlying Option. As Restorative Options are granted automatically under the express terms of the option plans and the individual option agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates. The timing of a particular Restorative Option grant is actually determined by the option holder when he or she decides to exercise the Underlying Option.

In making his annual option grant recommendations to the Compensation Committee, the Chief Executive Officer follows the established option grant cycle, with the limited exception of infrequent, off-cycle option grants made in connection with key new hires or promotions under the delegated authority mentioned above. Except with regard to such new hire or promotion awards, the timing of which is driven by the particular circumstances of the underlying personnel action, and to Restorative Option grants received by an executive officer, the timing of which is determined by the date of option exercise, the Company’s executive officers play no role in the timing of option grants.

Ongoing administration of the Company’s equity-based compensation plans is performed by the Company. Following Compensation Committee approval, the Company promptly delivers stock option and restricted stock agreements for signature by the option recipients. All forms of stock option and restricted stock agreements are approved by the Compensation Committee in advance of their initial use.

Retirement and Deferred Compensation Plans

Information about the Company’s retirement and deferred compensation plans in general, and more specific information about participation therein by the Named Executive Officers, is provided in the Executive Compensation section below in the narrative discussions preceding the PENSION BENEFITS IN 2006 and NONQUALIFIED DEFERRED COMPENSATION IN 2006 tables.

Other Post-Employment Compensation

Change-in-control benefits applicable to the Named Executive Officers under individual severance agreements and stock option and restricted stock agreements are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control.” Executive officers are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Employee Benefit Plans

Under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers, the executive officers:

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receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•

are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, supplemental life, accident and long-term disability insurance.

Impact of Accounting and Tax Regulations

Compensation-related plans are amended from time to time to accommodate changes in tax and accounting rules. To the extent practicable and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends executive compensation to qualify as tax deductible for federal income tax purposes.

The Employee Stock Option Plans and the Incentive Bonus Plan have been designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer and any of its four other most highly compensated executive officers. Under Section 162(m) and the regulations and interpretations promulgated thereunder, certain performance-based compensation (“Performance-Based Compensation”) is specifically exempt from the deduction limit of Section 162(m). All outstanding stock options that have been granted to the Company’s executive officers through the end of 2006 are exempt from Section 162(m) because they qualify as Performance-Based Compensation, and therefore are not subject to the deduction limit thereunder.

The Incentive Bonus Plan was also designed to qualify as a Performance-Based Compensation program under Section 162(m) to preserve the Company’s federal income tax deduction for bonuses paid thereunder. A discretionary bonus, such as the discretionary bonus paid to Mr. Roeske for 2006, is not considered Performance-Based Compensation. However, Mr. Roeske’s compensation in 2006 was substantially below the Section 162(m) limit and thus no disallowance occurred.

The September 1, 2006 restricted stock grants made to Messrs. Draut, Roeske and Boschelli do not qualify as Performance-Based Compensation under Section 162(m). The amount of compensation related to these grants that will be disallowed under Section 162(m) cannot be determined at this time. It is reasonable to expect that some portion of these grants may be disallowed as a tax deduction (based on the tax law in existence as of the date of this Proxy) in the year in which they vest, scheduled to occur in 2010. In addition, dividends paid on these grants do not qualify as Performance-Based Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITRIN, INC.

James E. Annable—Chairman

Donald V. Fites

Douglas G. Geoga

William E. Johnston, Jr.

Wayne Kauth

EXECUTIVE OFFICER COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE FOR 2006

The following table shows the compensation paid to the Named Executive Officers, which include the Company’s current and former Chief Executive Officer and four other most highly compensated executive officers serving during the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Richard C. Vie Chairman and Former Chief Executive Officer	2006	$1,000,000	$—	$—	$2,104,980	$700,000	$312,214	$6,600	$4,123,431
Donald G. Southwell President and Chief Executive Officer	2006	881,250	—	—	1,533,219	630,000	273,346	6,600	3,330,003
Eric J. Draut Executive Vice President & Chief Financial Officer	2006	637,500	—	73,569	1,018,028	455,000	194,664	6,600	2,405,959
Scott Renwick Senior Vice President, General Counsel & Secretary	2006	440,000	—	—	309,952	315,000	180,637	6,600	1,252,189
Richard Roeske Vice President & Chief Accounting Officer	2006	253,750	80,000	55,188	336,792	—	47,401	6,600	786,741
John M. Boschelli Treasurer	2006	223,750	—	36,762	144,353	80,500	18,538	6,600	510,503

(1)	The amounts included in the “Salary” column represent all salary earned for 2006. None of the Named Executive Officers elected to defer compensation earned in 2006 under the Deferred Compensation Plan. See the narrative discussion below under the caption “Deferred Compensation Plan” for more information about the plan.

(2)	The amount included in the “Bonus” column represents a discretionary cash bonus for 2006 that was paid in 2007.

(3)

The amounts included in the “Stock Awards” column represent the compensation expense recognized by the Company in 2006 related to restricted stock awards to the designated Named Executive Officer, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Company recognizes compensation expense on a straight-line basis over the total requisite service period for the entire award. The grant date fair values of the restricted stock awards were determined using the closing price ($44.08) of a share of Common Stock on September 1, 2006, the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	The amounts included in the “Option Awards” column represent the compensation expense recognized by the Company in 2006 related to stock option awards to the designated Named Executive Officers, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem stock appreciation right) on the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

All options in this column were granted pursuant to the Company’s 1990, 1997 and 2002 Stock Option Plans and include automatic grants of Restorative Options, which are listed individually below in the GRANTS OF PLAN-BASED AWARDS IN 2006 table. All grants awarded under the 2002 Stock Option Plan and certain grants awarded under the 1997 Stock Option Plan are coupled with tandem stock appreciation rights (SARs). For further information about Restorative Options and SARs, see the narrative discussion under the caption “Grants of Plan-Based Awards” in the next section below.

(5)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent formula bonuses earned under the Company’s Incentive Bonus Plan for 2006 which were paid in 2007.

(6)	Except for Mr. Vie, the amounts included in this column represent the change in pension value for each Named Executive Officer under the Company’s qualified Pension Plan and non-qualified Pension Equalization Plan as of December 31, 2006 from the value at the end of the prior year (“Pension Value Change”). For Mr. Vie, the amount shown includes a change in pension value of $311,842 and “preferential or above-market” earnings of $371 on his deferred compensation balance in the Deferred Compensation Plan. “Preferential or above-market earnings” is defined under applicable SEC rules as the amount of the total annual earnings for 2006 credited to the Named Executive Officer’s account under the plan in excess of 5.89%, which is 120% of the long-term Applicable Federal Rate of interest for December, 2006. More information about Mr. Vie’s balance in the Deferred Compensation Plan is included below in the narrative preceding the NONQUALIFIED DEFERRED COMPENSATION IN 2006 table and in footnote (1) to that table.

(7)	The amounts shown in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officers’ accounts under the Company’s 401(k) Savings Plan. None of the Named Executive Officers received perquisites or other personal benefits in 2006 with aggregate incremental costs to the Company in excess of $10,000.

Grants of Plan-Based Awards

All options granted to the Named Executive Officers under the Employee Stock Option Plans include the right to receive Restorative Options in defined circumstances. These stock option plans provide for automatic grants of Restorative Options to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, or that the Company withholds to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the Underlying Option, subject to certain restrictions at the time of exercise. Restorative Options are subject to the same terms and conditions as the Underlying Options, including the expiration date, except that the exercise price of a Restorative Option is equal to the fair market value of Common Stock on the date of its grant. Restorative Options cannot be exercised until six months after the date of grant.

The grant of a Restorative Option does not result in an increase in the total number of shares and options held by an option holder, but changes the mix of the two. A Restorative Option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the Underlying Option unexercised.

Grants awarded under the 2002 Stock Option Plan and original grants awarded under the 1997 Stock Option Plan after January 31, 2005 (including Restorative Options related to such original grants), are coupled with tandem stock appreciation rights (“SARs”). A SAR entitles the holder to surrender all or a portion of an unexercised vested option in exchange for shares of Common Stock having an aggregate value equal to the “embedded gain” in the surrendered option. The “embedded gain” in an option is derived by taking the difference between the per share exercise price of the option and the market price of a share of Common Stock on the date of exercise and multiplying such difference by the number of shares covered by such option.

Pursuant to 2006 stock option plan amendments approved by the Board of Directors and stock option grant agreement amendments approved by the Compensation Committee, Restorative Options will not be granted to an option holder in connection with the exercise of an original option granted on or after February 1, 2006, or a Restorative Option granted thereunder, unless: (i) the closing price of a share of Common Stock is at least 15% higher than the exercise price of the Underlying Option; and (ii) the Underlying Option is not scheduled to expire within twelve months of the exercise date.

With the exception of the September 1, 2006 restricted stock grants to Messrs. Draut, Roeske and Boschelli, all of the grants included in the following table are grants under the Company’s Employee Stock Option Plans. Of these stock option grants, only those marked with an asterisk were original stock option grants (“Original Options”) awarded by the Compensation Committee to the Named Executive Officers in 2006. The majority of these stock option grants are Restorative Options granted automatically under the Restorative Option feature of the plans.

Each option granted to the Named Executive Officers in 2006 was a non-qualified option for federal income tax purposes, with an exercise price that is the closing price of a share of Common Stock on its grant date. Each Original Option granted in 2006 becomes exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date and expires on the tenth anniversary of its grant date. Each Restorative Option granted in 2006 becomes exercisable on the six-month anniversary of its grant date and expires on the expiration date of the Underlying Option.

Stock awards shown in the table below were granted to Messrs. Draut, Roeske and Boschelli under the Restricted Stock Plan on September 1, 2006. These shares of restricted stock are subject to forfeiture and transfer restrictions until they vest on the fourth anniversary of the grant date. Under the Restricted Stock Plan, outstanding shares of restricted stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

The following table shows each grant of an award to the Named Executive Officers in 2006 under the Company’s executive compensation plans. These plans include the Incentive Bonus Plan, Employee Stock Option Plans and the Restricted Stock Plan.

GRANTS OF PLAN-BASED AWARDS IN 2006

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Equity Plan Reference (6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value(8)
			Threshold ($)	Target ($)	Maximum ($)
Richard C. Vie	—		$50,000	$700,000	$700,000	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*100,000	2002 Plan	$47.86	$755,000
	5/8/2006	(2)	—	—	—	—	16,066	2002 Plan	48.90	90,452
	8/15/2006	(2)	—	—	—	—	37,594	2002 Plan	42.98	174,060
	11/20/2006	(2)	—	—	—	—	46,435	1997 Plan	48.85	233,568
	12/4/2006	(2)	—	—	—	—	139,724	2002 Plan	50.03	755,907
	12/6/2006	(2)	—	—	—	—	38,935	1997 Plan	50.53	212,974
	12/6/2006	(2)	—	—	—	—	30,533	1997 Plan	50.53	167,016
	12/6/2006	(2)	—	—	—	—	1,134	1997 Plan	50.53	6,203
	12/14/2006	(2)	—	—	—	—	17,599	1997 Plan	50.83	96,795
	12/14/2006	(2)	—	—	—	—	14,656	1997 Plan	50.83	80,608
	12/14/2006	(2)	—	—	—	—	677	1997 Plan	50.83	3,724
	12/14/2006	(2)	—	—	—	—	36,629	1997 Plan	50.83	201,460
	12/14/2006	(2)	—	—	—	—	39,177	1997 Plan	50.83	215,474
	12/28/2006	(2)	—	—	—	—	38,828	1997 Plan	50.87	213,942
	12/28/2006	(2)	—	—	—	—	8,356	1997 Plan	50.87	46,042
	12/28/2006	(2)	—	—	—	—	44,619	2002 Plan	50.87	245,851

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Equity Plan Reference (6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value(8)
			Threshold ($)	Target ($)	Maximum ($)

Donald G. Southwell	—		$45,000	$630,000	$630,000	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*100,000	2002 Plan	$47.86	$782,000
	2/6/2006	(2)	—	—	—	—	21,491	2002 Plan	46.10	105,521
	2/6/2006	(2)	—	—	—	—	14,264	1997 Plan	46.10	70,036
	2/6/2006	(2)	—	—	—	—	11,717	1997 Plan	46.10	57,530
	5/7/2006	(2)	—	—	—	—	4,808	1997 Plan	48.50	26,877
	5/7/2006	(2)	—	—	—	—	397	1997 Plan	48.50	2,219
	5/7/2006	(2)	—	—	—	—	5,427	1997 Plan	48.50	30,337
	5/7/2006	(2)	—	—	—	—	3,383	1997 Plan	48.50	18,911
	5/7/2006	(2)	—	—	—	—	11,347	2002 Plan	48.50	63,430
	5/7/2006	(2)	—	—	—	—	32,896	2002 Plan	48.50	183,889
	8/6/2006	(2)	—	—	—	—	13,260	2002 Plan	42.29	60,333
	11/13/2006	(2)	—	—	—	—	16,665	2002 Plan	48.16	82,658
	11/13/2006	(2)	—	—	—	—	16,386	1997 Plan	48.16	81,275
	11/16/2006	(2)	—	—	—	—	26,792	1997 Plan	48.70	134,496
	11/16/2006	(2)	—	—	—	—	1,784	1997 Plan	48.70	8,956
	11/16/2006	(2)	—	—	—	—	804	1997 Plan	48.70	4,036
	11/16/2006	(2)	—	—	—	—	9,525	1997 Plan	48.70	47,816
	11/16/2006	(2)	—	—	—	—	14,312	2002 Plan	48.70	71,846

Eric J. Draut	—		$32,500	$455,000	$455,000	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*50,000	1997 Plan	$47.86	$391,000
	2/13/2006	(2)	—	—	—	—	1,078	1997 Plan	46.69	5,358
	2/13/2006	(2)	—	—	—	—	768	1997 Plan	46.69	3,817
	2/13/2006	(2)	—	—	—	—	377	1997 Plan	46.69	1,874
	5/4/2006	(2)	—	—	—	—	29,629	1997 Plan	48.58	165,922
	5/11/2006	(2)	—	—	—	—	902	1997 Plan	47.40	4,925
	5/11/2006	(2)	—	—	—	—	8,295	2002 Plan	47.40	45,291
	5/11/2006	(2)	—	—	—	—	15,481	1997 Plan	47.40	84,526
	5/11/2006	(2)	—	—	—	—	1,326	1997 Plan	47.40	7,240
	5/11/2006	(2)	—	—	—	—	2,056	1997 Plan	47.40	11,226
	5/11/2006	(2)	—	—	—	—	11,699	2002 Plan	47.40	63,877
	8/7/2006	(2)	—	—	—	—	1,309	2002 Plan	42.16	5,943
	8/14/2006	(2)	—	—	—	—	2,759	2002 Plan	42.05	12,498
	11/6/2006	(2)	—	—	—	—	4,753	2002 Plan	46.06	22,529
	11/6/2006	(2)	—	—	—	—	12,012	2002 Plan	46.06	56,937
	11/6/2006	(2)	—	—	—	—	16,230	2002 Plan	46.06	76,930
	11/13/2006	(2)	—	—	—	—	4,708	1997 Plan	48.16	23,352
	11/13/2006	(2)	—	—	—	—	8,256	1997 Plan	48.16	40,950
	11/13/2006	(2)	—	—	—	—	8,186	2002 Plan	48.16	40,603
	11/13/2006	(2)	—	—	—	—	19,903	2002 Plan	48.16	98,719
	11/13/2006	(2)	—	—	—	—	1,152	1990 Plan	48.16	5,714
	11/13/2006	(2)	—	—	—	—	624	1990 Plan	48.16	3,095
	9/1/2006	(3)	—	—	—	20,000	—	2005 Plan	—	881,600

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Equity Plan Reference (6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value(8)
			Threshold ($)	Target ($)	Maximum ($)

Scott Renwick	—		$22,500	$315,000	$315,000	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*25,000	1997 Plan	$47.86	$195,500
	5/15/2006	(2)	—	—	—	—	2,740	1997 Plan	47.46	14,988
	5/15/2006	(2)	—	—	—	—	203	1997 Plan	47.46	1,110
	5/15/2006	(2)	—	—	—	—	149	1997 Plan	47.46	815
	5/15/2006	(2)	—	—	—	—	4,075	2002 Plan	47.46	22,290
	5/15/2006	(2)	—	—	—	—	2,023	1990 Plan	47.46	11,066
	9/15/2006	(2)	—	—	—	—	4,336	2002 Plan	44.81	20,900
	11/13/2006	(2)	—	—	—	—	6,952	1997 Plan	48.16	34,482
	11/13/2006	(2)	—	—	—	—	862	1997 Plan	48.16	4,276
	11/13/2006	(2)	—	—	—	—	9,096	1997 Plan	48.16	45,116

Richard Roeske	—		—	—	—	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*15,000	2002 Plan	$47.86	$117,300
	2/14/2006	(2)	—	—	—	—	4,768	2002 Plan	47.81	24,269
	5/10/2006	(2)	—	—	—	—	1,984	1997 Plan	48.26	11,031
	5/10/2006	(2)	—	—	—	—	1,796	1997 Plan	48.26	9,986
	5/10/2006	(2)	—	—	—	—	98	1997 Plan	48.26	545
	5/10/2006	(2)	—	—	—	—	1,065	1997 Plan	48.26	5,921
	5/10/2006	(2)	—	—	—	—	4,672	1997 Plan	48.26	25,976
	5/10/2006	(2)	—	—	—	—	1,144	2002 Plan	48.26	6,361
	5/10/2006	(2)	—	—	—	—	2,309	2002 Plan	48.26	12,838
	5/10/2006	(2)	—	—	—	—	2,123	2002 Plan	48.26	11,804
	5/10/2006	(2)	—	—	—	—	994	1990 Plan	48.26	5,527
	5/10/2006	(2)	—	—	—	—	339	1990 Plan	48.26	1,885
	5/10/2006	(2)	—	—	—	—	605	1990 Plan	48.26	3,364
	5/10/2006	(2)	—	—	—	—	4,675	1990 Plan	48.26	25,993
	8/25/2006	(2)	—	—	—	—	3,565	2002 Plan	42.74	16,399
	11/7/2006	(2)	—	—	—	—	2,348	2002 Plan	47.14	11,411
	11/7/2006	(2)	—	—	—	—	2,396	2002 Plan	47.14	11,645
	12/4/2006	(2)	—	—	—	—	3,163	2002 Plan	50.03	17,112
	12/4/2006	(2)	—	—	—	—	4,618	2002 Plan	50.03	24,983
	12/4/2006	(2)	—	—	—	—	714	1997 Plan	50.03	3,863
	12/4/2006	(2)	—	—	—	—	96	1997 Plan	50.03	519
	9/1/2006	(3)	—	—	—	15,000	—	2005 Plan	—	661,200

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Equity Plan Reference (6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value(8)
			Threshold ($)	Target ($)	Maximum ($)

John M. Boschelli	—		$5,750	$80,500	$80,500	—	—	—	—	—
	2/1/2006	(1)	—	—	—	—	*10,000	2002 Plan	$47.86	$78,200
	5/5/2006	(2)	—	—	—	—	419	1990 Plan	48.50	2,342
	5/5/2006	(2)	—	—	—	—	4,632	1997 Plan	48.50	25,893
	5/31/2006	(2)	—	—	—	—	3,512	1997 Plan	44.81	18,122
	5/31/2006	(2)	—	—	—	—	99	1997 Plan	44.81	511
	11/6/2006	(2)	—	—	—	—	1,707	2002 Plan	46.06	8,091
	11/6/2006	(2)	—	—	—	—	96	2002 Plan	46.06	455
	11/6/2006	(2)	—	—	—	—	91	1997 Plan	46.06	431
	11/6/2006	(2)	—	—	—	—	7	1997 Plan	46.06	33
	11/6/2006	(2)	—	—	—	—	4	1997 Plan	46.06	19
	11/6/2006	(2)	—	—	—	—	443	1997 Plan	46.06	2,100
	11/6/2006	(2)	—	—	—	—	22	1997 Plan	46.06	104
	11/6/2006	(2)	—	—	—	—	226	1997 Plan	46.06	1,071
	11/6/2006	(2)	—	—	—	—	117	1997 Plan	46.06	555
	11/6/2006	(2)	—	—	—	—	3,573	1997 Plan	46.06	16,936
	12/4/2006	(2)	—	—	—	—	22	1997 Plan	50.03	119
	12/4/2006	(2)	—	—	—	—	4,219	1997 Plan	50.03	22,825
	9/1/2006	(3)	—	—	—	10,000	—	2005 Plan	—	440,800

(1)	These are Original Options, granted on the date the award was approved by the Compensation Committee.

(2)	These are Restorative Options, granted on the date of exercise of the Underlying Option, and deemed approved by the Compensation Committee under the automatic grant provisions of the “Restorative Option” feature under the stock option plans and the stock option agreements approved by the Compensation Committee at the time of the Original Option grant. For additional information on Restorative Options see the discussion in the narrative section preceding this table.

(3)	These are restricted stock awards, granted on the date approved by the Compensation Committee.

(4)	These columns show the range of payouts for 2006 performance that were possible under the Company’s Incentive Bonus Plan as described in the section titled “Formula Bonuses” in the Compensation Discussion and Analysis. The bonuses shown in the “Target” column were earned in 2006 for 2006 performance and paid in 2007, and are also shown above in the SUMMARY COMPENSATION TABLE FOR 2006 in the column titled “Non-equity Incentive Plan Compensation.” The amounts shown in the “Threshold” and “Maximum” columns represent, respectively, the minimum and maximum amounts of bonus payouts that were possible under the Incentive Bonus Plan for 2006.

(5)	All options granted in 2006 were non-qualified options for federal income tax purposes. Grants in this table marked with an asterisk represent Original Option awards made to the Named Executive Officers by the Compensation Committee in 2006. Grants not so marked represent Restorative Options.

(6)	All options were granted to the Named Executive Officers under the Unitrin, Inc. 1990, 1997 and 2002 Employee Stock Option Plans (“1990 Plan,” “1997 Plan” and “2002 Plan,” respectively). All stock awards were restricted stock grants under the Restricted Stock Plan (“2005 Plan”).

(7)	The exercise price of the awards is equal to the closing price of a share of Common Stock on the grant date.

(8)	For stock options, the Black-Scholes option pricing model was used to estimate the fair value of each option/SAR on the grant date. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The grant date fair value of the restricted stock awards was determined using the closing price ($44.08) of a share of Common Stock on September 1, 2006, the grant date. Amounts shown do not reflect an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group.

The following table shows the unexercised stock option awards and unvested restricted stock awards for each Named Executive Officer which are outstanding as of December 31, 2006. The awards were granted under the Company’s Employee Stock Option and Restricted Stock Plans.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard C. Vie	15,117	—	$47.64	5/14/2007	—	—	—
	52,749	—	51.74	5/14/2007	—	—	—
	7,871	—	47.45	5/14/2007	—	—	—
	38,469	—	46.48	5/13/2008	—	—	—
	1,620	—	47.64	5/13/2008	—	—	—
	38,167	—	49.96	5/13/2008	—	—	—
	—	32,255	50.83	5/13/2008	6/14/2007	—	—
	16,831	—	47.64	5/5/2009	—	—	—
	55,734	—	47.15	5/5/2009	—	—	—
	6,659	—	47.37	5/5/2009	—	—	—
	73,163	—	47.45	5/5/2009	—	—	—
	—	8,356	50.87	5/5/2009	6/28/2007	—	—
	23,944	—	47.37	5/3/2010	—	—	—
	8,934	—	49.96	5/3/2010	—	—	—
	30,727	—	51.74	5/3/2010	—	—	—
	2,388	—	47.45	5/3/2010	—	—	—
	—	31,667	50.53	5/3/2010	6/6/2007	—	—
	2,079	—	47.64	5/2/2011	—	—	—
	—	38,935	50.53	5/2/2011	6/6/2007	—	—
	—	76,483	50.83	5/2/2011	6/14/2007	—	—
	—	38,828	50.87	5/2/2011	6/28/2007	—	—
	54,182	—	49.96	5/1/2012	—	—	—
	52,476	—	52.97	5/1/2012	—	—	—
	26,608	—	51.74	5/1/2012	—	—	—
	—	44,619	50.87	5/1/2012	6/28/2007	—	—
	28,168	—	47.37	2/5/2013	—	—	—
	34,495	—	52.00	2/5/2013	—	—	—
	16,512	—	47.45	2/5/2013	—	—	—
	16,066	—	48.90	2/5/2013	—	—	—
	—	37,594	42.98	2/5/2013	2/15/2007	—	—
	—	50,000	44.37	2/3/2014	8/3/2007	—	—
	—	139,724	50.03	2/3/2014	6/4/2007	—	—
	34,224	—	51.74	2/1/2015	—	—	—
	11,262	—	47.45	2/1/2015	—	—	—
	—	46,435	48.85	2/1/2015	5/20/2007	—	—
	—	100,000	43.10	2/1/2015	(1)	—	—
	25,000	75,000	47.86	2/1/2016	(2)	—	—

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Donald G. Southwell	14,264	—	$46.10	5/13/2008	—	—	—
	1,777	—	52.17	5/13/2008	—	—	—
	5,250	—	46.14	5/5/2009	—	—	—
	1,182	—	50.00	5/5/2009	—	—	—
	10,151	—	52.17	5/5/2009	—	—	—
	423	—	46.14	5/3/2010	—	—	—
	5,824	—	48.50	5/3/2010	—	—	—
	—	10,329	48.70	5/3/2010	5/16/2007	—	—
	6,703	—	52.17	5/3/2010	—	—	—
	3,383	—	48.50	5/2/2011	—	—	—
	—	—	48.70	5/2/2011	5/16/2007	—	—
	29,863	—	45.83	5/1/2012	—	—	—
	21,491	—	46.10	5/1/2012	—	—	—
	—	14,312	48.70	5/1/2012	5/16/2007	—	—
	—	13,260	42.29	2/5/2013	2/6/2007	—	—
	133	—	45.83	2/5/2013	—	—	—
	11,347	—	48.50	2/5/2013	—	—	—
	23,054	—	52.17	2/5/2013	—	—	—
	—	17,500	44.37	2/3/2014	8/3/2007	—	—
	—	16,665	48.16	2/3/2014	5/13/2007	—	—
	32,896	—	48.50	2/3/2014	—	—	—
	11,717	—	46.10	2/1/2015	—	—	—
	—	16,386	48.16	2/1/2015	5/13/2007	—	—
	4,808	—	48.50	2/1/2015	—	—	—
	—	35,000	43.10	2/1/2015	(1)	—	—
	25,000	75,000	47.86	2/1/2016	(2)	—	—

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Eric J. Draut	877	—	$46.67	5/14/2007	—	—	—
	4,013	—	47.37	5/14/2007	—	—	—
	3,756	—	46.06	5/14/2007	—	—	—
	—	1,776	48.16	5/14/2007	5/13/2007	—	—
	7,836	—	45.83	5/13/2008	—	—	—
	11,897	—	46.06	5/13/2008	—	—	—
	4,284	—	47.40	5/13/2008	—	—	—
	—	8,256	48.16	5/13/2008	5/13/2007	—	—
	11,137	—	47.31	5/5/2009	—	—	—
	16,823	—	46.06	5/5/2009	—	—	—
	1,846	—	46.69	5/5/2009	—	—	—
	—	4,708	48.16	5/5/2009	5/13/2007	—	—
	7,907	—	45.83	5/3/2010	—	—	—
	8,430	—	47.37	5/3/2010	—	—	—
	10,043	—	47.31	5/3/2010	—	—	—
	5,782	—	46.06	5/3/2010	—	—	—
	21,788	—	46.67	5/2/2011	—	—	—
	1,731	—	47.15	5/2/2011	—	—	—
	17,145	—	47.37	5/2/2011	—	—	—
	377	—	46.69	5/1/2012	—	—	—
	29,629	—	48.58	5/1/2012	—	—	—
	15,481	—	47.40	5/1/2012	—	—	—
	1,831	—	52.00	2/5/2013	—	—	—
	7,080	—	47.31	2/5/2013	—	—	—
	8,295	—	47.40	2/5/2013	—	—	—
	—	1,309	42.16	2/5/2013	2/7/2007	—	—
	—	2,759	42.05	2/5/2013	2/14/2007	—	—
	—	4,753	46.06	2/5/2013	5/6/2007	—	—
	—	8,186	48.16	2/5/2013	5/13/2007	—	—
	—	12,500	44.37	2/3/2014	8/3/2007	—	—
	—	16,230	46.06	2/3/2014	5/6/2007	—	—
	—	19,903	48.16	2/3/2014	5/13/2007	—	—
	11,699	—	47.40	2/1/2015	—	—	—
	—	12,012	46.06	2/1/2015	5/6/2007	—	—
	—	25,000	43.10	2/1/2015	(1)	—	—
	12,500	37,500	47.86	2/1/2016	(2)	—	—
	—	—	—	—	9/1/2010	20,000	$1,002,200

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Scott Renwick	2,170	—	$46.43	5/14/2007	—	—	—
	2,172	—	47.46	5/14/2007	—	—	—
	1,526	—	43.08	5/13/2008	—	—	—
	2,105	—	47.10	5/5/2009	—	—	—
	10,850	—	46.65	5/5/2009	—	—	—
	—	7,814	48.16	5/5/2009	5/13/2007	—	—
	9,019	—	46.43	5/3/2010	—	—	—
	2,943	—	47.46	5/3/2010	—	—	—
	20,425	—	46.65	5/2/2011	—	—	—
	15,000	—	42.00	5/1/2012	—	—	—
	—	9,096	48.16	5/1/2012	5/13/2007	—	—
	4,436	—	43.08	2/5/2013	—	—	—
	4,249	—	46.43	2/5/2013	—	—	—
	4,075	—	47.46	2/5/2013	—	—	—
	—	4,336	44.81	2/5/2013	3/15/2007	—	—
	18,750	6,250	44.37	2/3/2014	8/3/2007	—	—
	12,500	12,500	43.10	2/1/2015	(1)	—	—
	6,250	18,750	47.86	2/1/2016	(2)	—	—

Richard Roeske	1,938	—	$48.26	5/14/2007	—	—	—
	3,143	—	47.89	5/13/2008	—	—	—
	4,675	—	48.26	5/13/2008	—	—	—
	3,844	—	47.89	5/3/2010	—	—	—
	2,959	—	48.26	5/3/2010	—	—	—
	—	810	50.03	5/3/2010	6/4/2007	—	—
	5,994	—	47.89	5/2/2011	—	—	—
	1,984	—	48.26	5/2/2011	—	—	—
	3,423	—	47.89	5/1/2012	—	—	—
	948	—	52.17	5/1/2012	—	—	—
	4,672	—	48.26	5/1/2012	—	—	—
	3,187	—	52.17	2/5/2013	—	—	—
	3,267	—	48.26	2/5/2013	—	—	—
	—	3,565	42.74	2/5/2013	2/25/2007	—	—
	—	3,163	50.03	2/5/2013	6/4/2007	—	—
	—	2,500	44.37	2/3/2014	8/3/2007	—	—
	—	2,396	47.14	2/3/2014	5/7/2007	—	—
	—	4,618	50.03	2/3/2014	6/4/2007	—	—
	2,309	—	48.26	2/1/2015	—	—	—
	—	2,348	47.14	2/1/2015	5/7/2007	—	—
	—	5,000	43.10	2/1/2015	(1)	—	—
	3,750	11,250	47.86	2/1/2016	(2)	—	—
	—	—	—	—	9/1/2010	15,000	$751,650

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

John M. Boschelli	1,387	—	$50.07	5/13/2008	—	—	—
	3,260	—	46.36	5/13/2008	—	—	—
	2,897	—	47.15	5/13/2008	—	—	—
	419	—	48.50	5/13/2008	—	—	—
	626	—	46.51	5/5/2009	—	—	—
	2,574	—	46.88	5/5/2009	—	—	—
	812	—	50.07	5/5/2009	—	—	—
	913	—	43.85	5/3/2010	—	—	—
	1,337	—	43.08	5/3/2010	—	—	—
	99	—	44.81	5/3/2010	—	—	—
	—	910	46.06	5/3/2010	5/6/2007	—	—
	—	22	50.03	5/3/2010	6/4/2007	—	—
	4,632	—	48.50	5/2/2011	—	—	—
	3,512	—	44.81	5/2/2011	—	—	—
	1,429	—	42.00	5/1/2012	—	—	—
	—	3,573	46.06	5/1/2012	5/6/2007	—	—
	—	4,219	50.03	5/1/2012	6/4/2007	—	—
	—	1,803	46.06	2/5/2013	5/6/2007	—	—
	7,500	2,500	44.37	2/3/2014	8/3/2007	—	—
	5,000	5,000	43.10	2/1/2015	(1)	—	—
	2,500	7,500	47.86	2/1/2016	(2)	—	—
	—	—	—	—	9/1/2010	10,000	$501,100

(1)	Unexercisable options vest ratably in equal increments on 8/01/07 and 8/01/08.

(2)	Unexercisable options vest ratably in equal increments on 8/01/07, 8/01/08 and 8/1/09.

(3)	Market value in this column was determined using the closing price ($50.11) of a share of Common Stock on December 29, 2006, the last business day of the year.

The following table shows the stock options exercised by each of the Named Executive Officers in 2006 on an aggregated basis. No shares of restricted stock held by Named Executive Officers vested in 2006.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Richard C. Vie	561,336	$3,695,188
Donald G. Southwell	266,158	1,185,706
Eric J. Draut	164,407	892,396
Scott Renwick	35,230	316,400
Richard Roeske	47,509	195,445
John M. Boschelli	22,890	246,984

(1)	The shares of Common Stock shown in this column are the gross number of shares issued in the exercise transactions, without deduction of any previously acquired shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto. (See the narrative discussion above under the caption “Grants of Plan-Based Awards”). Taking into account such surrendered and withheld shares, the actual net increase in the number of shares issued to these officers was as follows: Vie (46,501); Southwell (15,645); Draut (12,904); Renwick (4,794); Roeske (3,018); and Boschelli (3,701).

(2)	“Value Realized on Exercise” represents the difference between the exercise price of the shares acquired and the market price of such shares on the date or dates of exercise, without regard to any related tax obligations.

Retirement Plans

The Unitrin, Inc. Pension Plan (the “Pension Plan”) is a tax-qualified defined benefit pension plan that covers certain full-time salaried employees meeting minimum age and service-based eligibility requirements. In general, to be eligible, employees must be at least 21 years old and have provided at least one year of service (as defined in the Pension Plan) to the Company. The Company’s Pension Plan covers employees hired prior to January 1, 2006, while those hired on or after January 1, 2006 are instead eligible to participate in the Company’s Defined Contribution Retirement Plan. All of the Company’s current executive officers were hired prior to January 1, 2006 and therefore are eligible participants in the Pension Plan.

A participant earns a benefit under the Pension Plan in an amount equal to specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-month period during the 120-month period which ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2006, the annual Social Security Covered Compensation was $48,820.

Compensation covered by the Pension Plan is the participant’s annual base salary, formula bonus under the Incentive Bonus Plan and annual discretionary bonus. The normal retirement age under the Pension Plan is age 65, and the normal form of distribution under the Pension Plan is a life annuity. Other forms of annuity are available to participants, but all forms of payment provide the actuarially equivalent amount.

Messrs. Southwell and Renwick are currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service to the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.

Mr. Vie previously participated in the United Insurance Company of America Pension Plan for Management and Clerical Employees (“United Insurance Company Plan”), which was subsequently merged into the Company’s Pension Plan. His participation in the United Insurance Company Plan was suspended on January 1, 1992 and no further contributions will be made on his behalf. However, Mr. Vie will be entitled to benefits under the plan upon his retirement from the Company based on contributions made through the end of 1991.

The Unitrin, Inc. Pension Equalization Plan (the “SERP Plan”) was established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan under the Internal Revenue Code. The SERP benefit is computed using the same formula applicable to the Pension Plan without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation is eligible to participate in the SERP by designation of the Board of Directors. For 2006, compensation to determine the benefit under the Pension Plan was limited to $220,000. The Company’s executive officers are eligible to participate in the SERP.

The executive officers are also eligible to participate in a voluntary 401(k) plan that includes a Company matching contribution feature offered to all full-time salaried employees meeting age and service-based eligibility requirements.

The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and SERP for each Named Executive Officer determined using the same measurement date and discount rate assumptions described in Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The accumulated benefits are based on the years of credited service shown below and Average Monthly Compensation as described above as of December 31, 2006.

PENSION BENEFITS IN 2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Richard C. Vie	Pension Plan	15	$592,722	(2)
	SERP	15	2,714,864	(2)
Donald G. Southwell	Pension Plan	10	181,885
	SERP	10	811,238
Eric J. Draut	Pension Plan	15	198,226
	SERP	15	609,453
Scott Renwick	Pension Plan	15	269,340
	SERP	15	440,995
Richard Roeske	Pension Plan	15	158,952
	SERP	15	46,010
John M. Boschelli	Pension Plan	9	59,023
	SERP	9	7,810

(1)	The present value amounts shown in this column were determined on the basis that the Named Executive Officers have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, with actuarial assumptions consistent with those used in the Company’s financial statements. The discount rate assumption was 5.75% for 2006 and the mortality assumptions were based upon the 1983 Group Annuity Male Mortality Table.

(2)	This amount includes Mr. Vie’s benefit under the United Insurance Company Plan. Mr. Vie’s 8 years of participation under the United Insurance Company Plan earned him an annual accrued benefit equal to $20,971 in addition to the benefit earned under the Pension Plan and the SERP. The present value of his benefit under the United Insurance Company Plan is $187,334, consisting of $177,579 under the Pension Plan and $9,755 under the SERP.

Deferred Compensation Plan

The Deferred Compensation Plan was established to allow certain executives that are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.

To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments up to a maximum of ten years or a single lump-sum payment, and may begin on January 1 of any subsequent year. A participant may elect to defer up to 100% of his or her regular annual base salary, formula bonus under the Incentive Bonus Plan, and annual discretionary bonus in excess of a limit established annually under the Internal Revenue Code. For 2006, the compensation limit was $220,000. No withdrawals are permitted under the Deferred Compensation Plan other than regularly scheduled distributions.

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant at the time of his or her annual election to participate in the Deferred Compensation Plan from the choices made available by the Company. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan. Investment choices may be changed by participants on a quarterly basis.

As employees designated by the Board of Directors, the Named Executive Officers are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. None of the Named Executive Officers elected to defer any of their 2006 compensation under the Deferred Compensation Plan. The funds selected for hypothetical investments in 2006 by the Named Executive Officers with balances in the Deferred Compensation Plan, and the 2006 annual return on investment for each of these funds, are: AIM S&P 500 Index Fund—15.22%; Dreyfus Appreciation Fund—16.26%; and Janus Overseas Fund—47.21%.

As a former executive of the Company’s former parent corporation, Teledyne, Inc., Mr. Vie had elected to defer some compensation that he earned under the Teledyne Management Bonus Compensation Plan (“Teledyne Plan”) until his retirement. The Company assumed liability for Mr. Vie’s balance under the Teledyne Plan. The amounts deferred to the Teledyne Plan are credited with an interest rate that varies from year to year based on prevailing market interest rates. For 2006, the interest rate used was 6.5%. Upon his retirement from the Company, the bonus amounts deferred by Mr. Vie under the Teledyne Plan, along with the accrued interest on those amounts, will be paid in the form of a 10-year installment payable quarterly, although the Company has the option to pay the amount owed to a participant in the form of a lump sum.

The following table shows the aggregate earnings in 2006 and the balances as of December 31, 2006 for the Named Executive Officers under the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION IN 2006

Name	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard C. Vie	$3,955	$64,806	(3)
Donald G. Southwell	6,806	29,227
Scott Renwick	—	—
Eric J. Draut	31,465	231,596
Richard Roeske	10,899	82,525
John M. Boschelli	—	—

(1)	$371 of the aggregate earnings shown in this column for Mr. Vie is reported above in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SUMMARY COMPENSATION TABLE FOR 2006.

(2)	The balances shown in this column represent the balances for the respective individuals based on prior deferrals plus earnings accrued through December 31, 2006. Of the amounts shown in this column for Messrs. Southwell, Draut and Roeske, the portions representing their original deferral amounts were previously reported as compensation in the Company’s SUMMARY COMPENSATION TABLE in prior years. None of the Named Executive Officers elected to defer compensation earned in 2006.

(3)	This amount is the balance on Mr. Vie’s account that originated with his management bonus deferral under the Teledyne Plan as described in the narrative preceding this table.

Potential Payments Upon Termination or Change in Control

None of the Named Executive Officers is a party to an individual employment agreement with the Company that entitles them to receive termination benefits from the Company.

The Company has entered into individual severance agreements (“Agreements”) with the Named Executive Officers that provide them with various severance benefits in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board. Each Named Executive Officer would be entitled under the Severance Agreements to: (i) a lump sum severance payment based on the multiple (specified below) of his annualized salary; (ii) continuation for up to three years (in the case of Mr. Vie) or two years (for the other Named Executive Officers) of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks. The Severance Agreements contain identical terms and conditions, except that the severance compensation multiple is 3.0 for Mr. Vie and 2.0 for the other Named Executive Officers.

The agreement for each stock option and restricted stock award to a Named Executive Officer provides that, in the event of a change in control as defined in the grant agreement, the Company’s Board of Directors must choose one of four alternative ways to handle the award, which may include the immediate vesting of the award.

Under the Severance Agreements, benefits payable as a result of a change in control, whether under the Severance Agreements or under any other arrangement with the Company, are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code. Depending on what actions are taken by the Company’s Board of Directors under the Company’s Employee Stock Option Plans and Restricted Stock Plan in connection with a change in control, certain amounts relating to nonqualified stock options and restricted stock would be factored into the determination regarding excess parachute payments. If there had been a change in control on December 31, 2006, and as a result, severance benefits had been paid and vesting of stock options and restricted stock had been accelerated on December 31, 2006, and valued as described in the following paragraph, no Named Executive Officers would have received gross-ups for excess parachute payments.

The following table sets forth information concerning payments and benefits that would become payable to the Named Executive Officers in connection with the termination of their employment as of December 31, 2006 in connection with a change in control of the Company. Values with respect to stock options and restricted stock set forth in the table below assume that the Board of Directors elected to accelerate the vesting of such awards as of December 31, 2006, and were calculated using the closing price of a share of Common Stock on December 29, 2006, the last business day of the year, which was $50.11.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

	Type of Payments Triggered Upon a Change In Control
Name	Lump Sum Severance Payments (1)	Value of Accelerated Stock Options as of 12/31/06 (2)	Value of Accelerated Restricted Stock as of 12/31/06 (3)	Other Benefits (4)	Estimated Total Value
Richard C. Vie	$3,000,000	$1,494,481	$—	$128,797	$4,623,278
Donald G. Southwell	1,800,000	757,729	—	61,742	2,619,471
Eric J. Draut	1,300,000	581,165	1,002,200	61,012	2,944,377
Scott Renwick	900,000	221,643	—	67,132	1,188,775
Richard Roeske	520,000	115,764	751,650	40,895	1,428,309
John M. Boschelli	460,000	92,073	501,100	49,266	1,102,439

(1)	The amounts represent severance payable under the Severance Agreements.

(2)	The amounts shown represent the value of newly vested stock options, calculated by multiplying the number of accelerated in-the-money options by the difference between the exercise price and the closing price ($50.11) of a share of Common Stock on December 29, 2006. The number of shares subject to unvested stock options and exercise prices thereof are shown above in the OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END table.

(3)	The amounts shown represent the value of unvested and accelerated restricted stock as of December 31, 2006, calculated using the closing price of a share of Common Stock on December 29, 2006. Unvested restricted stock awards are set forth in the OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END table.

(4)	The amounts shown are the estimated costs to the Company for one year of outplacement services provided to each Named Executive Officer ($25,000) and for premium differential for life and health insurance continuation for three years for Mr. Vie and two years for the other Named Executive Officers. The estimated premium differential for the continuation of life and health insurance, respectively, for each Named Executive Officer are: Vie ($84,840 and $18,957); Southwell ($24,104 and $12,638); Draut ($17,984 and $18,028); Renwick ($24,104 and $18,028); Roeske ($9,755 and $6,140); and Boschelli ($6,238 and $18,028).

DIRECTOR COMPENSATION

The following table shows the compensation earned for 2006 by the members of the Board of Directors who are not employed by the Company:

DIRECTOR COMPENSATION FOR 2006

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)
James E. Annable	$59,000	$51,860		$110,860
Donald V. Fites	66,000	36,540		102,540
Douglas G. Geoga	61,000	36,540		97,540
Reuben L. Hedlund	71,000	36,540		107,540
Jerrold V. Jerome	52,000	40,256		92,256
William E. Johnston, Jr.	73,000	36,540		109,540
Wayne Kauth	61,000	43,464		104,464
Fayez S. Sarofim	44,000	—	(3)	44,000
Ann E. Ziegler	61,000	36,540		97,540

(1)	Fees shown in this column were paid for service on the Board and/or Board committees, and include amounts deferred at the election of an individual board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion above in the Executive Compensation section above under the caption “Deferred Compensation Plan.”

(2)	The amounts included in the "Option Awards" column represent the compensation costs recognized by the Company in 2006 in connection with stock option awards to the designated non-employee directors, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Black-Scholes option pricing model was used to estimate the fair value of each option/SAR on the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its non-employee director group. For a discussion of valuation assumptions, see Note 10 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Only non-employee directors who first became members of the Board of Directors after November 1, 1993 are eligible to participate in the Director Stock Option Plan. As Mr. Sarofim has been a director since 1990, he is not eligible to receive options under the Director Stock Option Plan.

The amounts shown in the above table as “Fees Earned or Paid in Cash” are based on the annual non-employee director compensation program in effect for 2006 which provided for the following compensation:

Board of Directors
Annual Retainer	$30,000
Annual Option Grant	Options to purchase 4,000 shares of Common Stock
Annual Meeting Fee	$ 1,500 for each Board Meeting attended
Executive Committee
Annual Member Retainer	$ 8,000
Annual Chairman Retainer	$16,000
Audit Committee
Annual Member Retainer	$12,000
Annual Chairman Retainer	$24,000
Meeting Attendance Fee	$ 1,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets
Compensation Committee
Annual Member Retainer	$ 5,000
Annual Chairman Retainer	$10,000
Nominating & Corporate Governance Committee
Annual Member Retainer	$ 5,000
Annual Chairman Retainer	$15,000

Under the Director Stock Option Plan, a director who (i) first became a director after November 1, 1993 and is not an employee of the Company or any subsidiary of the Company, or (ii) has retired as an employee of the Company or a subsidiary of the Company, is eligible to receive grants of options to purchase the Company’s Common Stock. The Director Stock Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option grant covering 4,000 shares of Common Stock under the Director Stock Option Plan.

The exercise price for all options granted under the Director Stock Option Plan is the closing price of a share of Common Stock on the grant date. All options granted under the Director Stock Option Plan become exercisable on the first anniversary of the grant date, expire on the tenth anniversary of the grant date, and include the right to receive Restorative Options in defined circumstances. Restorative Options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise. For additional information about Restorative Options, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Grants of Plan-Based Awards.”

The non-employee directors are eligible to defer up to 100% of the fees earned for service on the board and board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Deferred Compensation Plan.”

All directors are entitled to reimbursement for travel expenses incurred in attending Board of Directors and Board Committee meetings.

INCORPORATION BY REFERENCE

Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

Scott Renwick

Secretary

APPENDIX A

UNITRIN, INC.

DIRECTOR INDEPENDENCE STANDARDS

The Corporate Governance Guidelines of Unitrin, Inc. (the “Company”) require that a majority of the Board of Directors (“Board”) and all members of certain Board Committees meet the criteria for independence under the New York Stock Exchange (“NYSE”) rules and applicable law. Under the NYSE rules, no director will qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. To assist in its determination of director independence, the Board has adopted the following categorical standards.

I.	A director is not independent if the director or his or her immediate family member has or had a relationship with the Company that falls within the scope of Section 303A.02(b) the NYSE rules or SEC Rule 10a-3(b) (or any successor rules).

II.	The following interests shall be deemed categorically immaterial relationships between a director and the Company:

(a)	service by the director as an executive officer, director, trustee or in a similar capacity, of a charitable organization to which the Company made contributions during any of the previous three fiscal years which did not exceed $100,000;

(b)	a direct or indirect material interest of the director, or of an immediate family member of the director, currently or during the last fiscal year, in any Transaction, or currently proposed Transaction to which the Company was, is or will be a party, in which the amount involved does not exceed $100,000;

(c)	the relationship of the director, or an immediate family member of the director, as an insurance policyholder in the ordinary course of business of a subsidiary of the Company, including payments made by either party in connection with insurance premiums or claims, so long as the policy is written and administered on terms no more favorable than those applicable to policies with non-affiliated third parties; and

(d)	the director’s receipt of office space, administrative support and/or compensation (such as payments made under a deferred compensation, pension or other retirement plan) from an entity with a current or former relationship with the Company, if received by the director solely in connection with prior service and which is not contingent on future or continuing service to such entity.

III.	For purposes of these Director Independence Standards:

(a)	The “Company” includes Unitrin, Inc. and its subsidiaries and affiliates;

(b)	An “immediate family member” includes a person’s child, stepchild, parent, stepparent, spouse, sibling, mother and father-in-law, son and daughter-in-law, brother and sister-in-law, and anyone (other than a tenant or employee) who shares such person’s home; and

(c)	“Transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

February 7, 2007

A-1

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on Tuesday, May 1, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States. Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - James E. Annable	☐	☐	02 - Eric J. Draut	☐	☐	03 - Donald V. Fites	☐	☐

04 - Douglas G. Geoga	☐	☐	05 - Reuben L. Hedlund	☐	☐	06 - Jerrold V. Jerome	☐	☐

07 - William E. Johnston, Jr.	☐	☐	08 - Wayne Kauth	☐	☐	09 - Fayez S. Sarofim	☐	☐

10 - Donald G. Southwell	☐	☐	11- Richard C. Vie	☐	☐	12- Ann E. Ziegler	☐	☐

	For	Against	Abstain

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2007.	☐	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 UPX UTR1	+

00OZAA

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — UNITRIN, INC.

One East Wacker Drive

Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard C. Vie, Donald G. Southwell and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 12, 2007, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, 1L 60603, at 10:00 a.m. on May 2, 2007, and at any adjournment or postponement thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

(Continued and to be signed on the reverse side)

Investor Vote

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UNITRIN

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Your Holder Account Number is underlined and appears in the shaded bar on the front of your proxy card.

Your Proxy Access Number is the number in the box to the right of your Holder Account Number.

Please enter your details and click “Login”.

Please note:

If you vote via the Internet, please do not mail your proxy.

HOLDER ACCOUNT NUMBER (including the letter “C”):

PROXY ACCESS NUMBER: Login

UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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UNITRIN

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-[Name of holder will appear here]-

Current Address

1	demo street Big Apple New Jersey

Unitrin, Inc.

One East Wacker Drive Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder voting below appoints Richard C. Vie, Donald G. Southwell and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 12, 2007, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. on May 2, 2007, and at any adjournment postponement thereof, upon the following matters. This proxy also constitutes voting instructions for all shares, if any, credited to the account of undersigned in the Unitrin 401(k) Savings Plan.

Directors’ Recommendations

Click below to cast your vote in accordance with the recommendations of the UNITRIN, INC. Board of Directors.

Vote with Board of Directors

Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:

01 - James E. Annable FOR WITHHOLD

02 - Eric J. Draut FOR WITHHOLD

03 - Donald V. Fites FOR WITHHOLD

04 - Douglas G. Geoga FOR WITHHOLD

05 - Reuben L. Hedlund FOR WITHHOLD

06 - Jerrold V. Jerome FOR WITHHOLD

07 - William E. Johnston, Jr. FOR WITHHOLD

08 - Wayne Kauth FOR WITHHOLD

09 - Fayez S. Sarofim FOR WITHHOLD

10 - Donald G. Southwell FOR WITHHOLD

11 - Richard C. Vie FOR WITHHOLD

12 - Ann E. Ziegler FOR WITHHOLD

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2007. FOR AGAINST ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Choose your voting options above and click “Continue” to view a summary of your voting instructions continue

UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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UNITRIN

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[VOTER'S SELECTIONS WOULD APPEAR BELOW]

☐ Click here if you are attending the meeting.

Final Voting Submission

If you wish to register your voting preferences as indicated, press 'Submit' to continue. If you wish to change your voting preferences, use the 'Back' button below.

1. Election of Directors:

01 - James E. Annable

02 - Eric J. Draut

03 - Donald V. Fites

04 - Douglas G. Geoga

05 - Reuben L. Hedlund

06 - Jerrold V. Jerome

07 - William E. Johnston, Jr.

08 - Wayne Kauth

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UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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SCRIPT OF VOTING IN ACCORDANCE WITH RECOMMENDATIONS OF BOARD OF DIRECTORS
Dialog between application and the caller

IVR:	Welcome to InvestorVote at Computershare. <pause>
To vote, you’ll need to supply some information from your proxy card, this will only take a moment. If you don’t have your card handy, feel free to hang-up and call back when you’re ready. To start, please enter the control number (pause), this is the 6 digit number that is circled and located in the colored bar on the front of the card.

Caller:	# # # # # #

IVR:	Next, I’m going to need your holder account number. This number is underlined and located next to the control number. Please enter that number now, excluding any letters or leading zeroes.

Caller:	# # # # # # # # # #

IVR:	Thank you, please hold while I verify those numbers.

This message will play repeatedly until the host system reponds	three seconds of silence followed by…) …still verifying (three more seconds of silence)…please continue to hold…

IVR:	Before you can vote I need to verify one last piece of information. Located on the proxy card next to the underlined account number is a box that contains your Proxy Access Number, please enter that number now.

Caller:	# # # # #

IVR:	Ok you’ll be voting your proxy for Unitrin, Inc.

IVR:	You can vote one of two ways. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. To vote one proposal at a time, press 2.

Caller:	Presses 1

IVR:	If you’re planning on attending the annual meeting, press 1. Otherwise, press 2

Caller:	Presses 1 OR 2

IVR:	Ok, just to confirm. You’ve elected to vote all proposals in accordance with the recommendations of the Board of Directors.

IVR:	If this is correct, press 1; to hear how you voted again, press 2 and to change your vote, press 3.

[CONFIRMATION REPEATS IF CALLER PRESSES 2; VOTING STEPS REPEAT IF CALLER PRESSES 3]

Caller:	Presses 1

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system reponds	(three seconds of silence followed by…) …please continue to hold…

IVR:

Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER PRESSES 1 ABOVE WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. If you have another proxy card or wish to change your vote, press 1, otherwise I’m now going to end this call.

[VOTING STEPS REPEAT IF CALLER PRESSES 1]

Caller:	timeout

IVR:	Thank you for voting, goodbye.

Caller:	Hang-up.

SCRIPT OF VOTING ONE PROPOSAL AT A TIME

Dialog between application and the caller

IVR:	Welcome to InvestorVote at Computershare. <pause>
To vote, you’ll need to supply some information from your proxy card, this will only take a moment. If you don’t have your card handy, feel free to hang-up and call back when you’re ready. To start, please enter the control number (pause), this is the 6 digit number that is circled and located in the colored bar on the front of the card.

Caller:	# # # # # #

IVR:	Next, I’m going to need your holder account number. This number is underlined and located next to the control number. Please enter that number now, excluding any letters or leading zeroes.

Caller:	# # # # # # # # # #

IVR:	Thank you, please hold while I verify those numbers.

This message will play repeatedly until the host system reponds	three seconds of silence followed by…) …still verifying (three more seconds of silence)…please continue to hold…

IVR:	Before you can vote I need to verify one last piece of information. Located on the proxy card next to the underlined account number is a box that contains your Proxy Access Number, please enter that number now.

Caller:	# # # # #

IVR:	Ok you’ll be voting your proxy for Unitrin, Inc.

IVR:	You can vote one of two ways. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. To vote one proposal at a time, press 2.

Caller:	Presses 2

IVR:	Ok, let’s vote on each proposal.

IVR:	Proposal number 1. The Board of Directors recommends a vote for all nominees.

You have three ways to vote this item. You can vote for all nominees, withhold from all nominees or withhold from individual nominees. To vote for ‘all’ nominees, press 1; withhold from all, press 2 or withhold from individual nominees, press 3. To cancel and start over, press star.

ALTERNATIVES 1 – 3 , DEPENDING ON NUMBER PRESSED BY CALLER:

#1	Caller: Presses 1

IVR: Okay, voting for all nominees

Or #2	Caller: Presses 2

IVR: Okay, withholding from all nominees

Or #3	Caller: Presses 3

IVR: For each nominee listed on your card, there is a corresponding two-digit number. Enter the number corresponding to the nominee you want to withhold.

Caller: Presses [XX]

IVR: Ok, withholding from nominee number … [XX].

To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.

[PROCESS STARTS OVER IF STAR IS PRESSED AND PROCESS CONTINUES IF OTHER NUMBERS ARE PRESSED UNTIL CALLER PRESSES 0]

Caller: Presses 0

IVR: Ok, finished withholding for nominees

IVR:	Proposal number 2. For which the Board of Directors recommends a vote “for”. To vote, “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.

Caller:	Presses 1, 2 OR 3

IVR:	If you’re planning on attending the annual meeting, press 1. Otherwise, press 2

Caller:	Presses 1 OR 2

IVR:	Ok, you’ve finished voting but before we process your vote let me list your choices and then you can confirm your vote at the end.

You’ve elected to vote as follows….

For proposal number 1, you voted …

[CALLER’S VOTE CONFIRMED]

[CALLER’S VOTE CONFIRMED ON] proposal number 2.

If this is correct, press 1; to hear how you voted again, press 2 and to change your vote, press 3.

[CONFIRMATION REPEATS IF CALLER PRESSES 2; VOTING STEPS REPEAT IF CALLER PRESSES 3]

Caller:	Presses 1

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system reponds	(three seconds of silence followed by…) …please continue to hold…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER PRESSES 1 ABOVE WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. If you have another proxy card or wish to change your vote, press 1, otherwise I’m now going to end this call.

[VOTING STEPS REPEAT IF CALLER PRESSES 1]

Caller:	timeout

IVR:	Thank you for voting, goodbye.

Caller:	Hang-up.